EXHIBIT 2.0



                          AGREEMENT AND PLAN OF MERGER



                                  by and among



                          LOCAL FINANCIAL CORPORATION,


                      LOCAL AMERICA BANK OF TULSA, F.S.B.,


                       GREEN COUNTRY BANKING CORPORATION,


                           GREEN COUNTRY BANK, F.S.B.,


                               EDWARD A. TOWNSEND,


                                  JAN A. NORTON


                                       and


                              DeWAYNE R. VON FELDT








                                October 22, 1997




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                                TABLE OF CONTENTS

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
RECITALS .......................................................................   1

ARTICLE I: CONVERSION AND EXCHANGE OF SHARES OF THE HOLDING COMPANY FOR
           SHARES OF LFC........................................................   3

         Section 1.1  Shares of LFC to Remain Unchanged.........................   3

         Section 1.2  Conversion and Exchange of Shares of
                      Holding Company Preferred Stock into LFC Common Stock.....   3

         Section 1.3  Conversion and Exchange of Shares of Holding
                      Company Common Stock into LFC Common Stock................   3

         Section 1.4  Transfer and Exchange of Shares...........................   4

         Section 1.5  Closing of Holding Company Transfer Books.................   4

ARTICLE II: EFFECTIVE TIME......................................................   4

         Section 2.1  Effective Time of Merger..................................   4

ARTICLE III: EFFECT OF MERGER OF THE HOLDING COMPANY INTO LFC...................   5

         Section 3.1  LFC's Assumption or Payment of Holding Company's
                      Indebtedness to NationsBank...............................   5

         Section 3.2  Legal Effect of the Merger................................   5

         Section 3.3  Additional Acts to Effect the Merger......................   6

         Section 3.4  No Change in the Certificate of Incorporation,
                      By-Laws or Board of Directors of LFC......................   6

ARTICLE IV:  COVENANTS OF THE SHAREHOLDERS......................................   6

         Section 4.1  Termination of Shareholders' Amended and Restated
                      Stock Purchase and Sale Agreement and Waiver and
                      Relinquishment of All of Shareholders' Rights Thereunder..   6

         Section 4.2  Norton to Obtain Release of Holding Company's Pledge and
                      Security Interest in His Shares of Common Stock...........   7

         Section 4.3  Von Feldt to Obtain Complete Release of Kirkpatrick's
                      Pledge and Security Interest in His Shares of Common
                      Stock.....................................................   7

         Section 4.4  Townsend's Note to the Holding Company to be Disposed of
                      Prior to the Closing Date.................................   8

ARTICLE V:  CLOSING.............................................................   8

         Section 5.1  Closing...................................................   8

         Section 5.2  Closing Date Deliveries by LFC............................   8

         Section 5.3  Closing Date Deliveries by the Shareholders, the Holding
                      Company and the Bank......................................   9

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES
             OF SHAREHOLDERS, HOLDING COMPANY AND BANK..........................  11

         Section 6.1  Organization and Standing of the Holding Company..........  11

         Section 6.2  Organization and Standing of Bank.........................  11

         Section 6.3  Capitalization of the Holding Company and Bank............  12

         Section 6.4  Trade Names...............................................  13

         Section 6.5  Financial Statements......................................  13

         Section 6.6  Liabilities...............................................  14

         Section 6.7  Taxes.....................................................  14

         Section 6.8  Property and Assets.......................................  15

         Section 6.9  Litigation and Proceedings................................  15

         Section 6.10 Authority.................................................  16

         Section 6.11 Absence of Certain Changes................................  16

         Section 6.12  Employee Benefit Plans...................................  19

         Section 6.13  Forms of Instruments, Etc................................  20

         Section 6.14  Required Reports and Compliance with Laws and Orders.....  20

         Section 6.15  Loans....................................................  20

         Section 6.16  No Impending Material Adverse Events.....................  21

         Section 6.17  Books and Records........................................  21

         Section 6.18  Regulatory Agreements....................................  21

         Section 6.19  Full Disclosure..........................................  21

         Section 6.20  Investments..............................................  22

         Section 6.21  Repurchase Agreements....................................  22

         Section 6.22  Significant Agreements...................................  23

         Section 6.23  Insurance................................................  24

         Section 6.24  Transactions with Affiliated Persons.....................  24

         Section 6.25  Brokers..................................................  24

         Section 6.26  No Default...............................................  24

         Section 6.27  Hazardous Materials......................................  24

         Section 6.28  Improper Payments........................................  25

         Section 6.29  Securities Law Matters...................................  25

ARTICLE VII:  REPRESENTATIONS AND WARRANTIES OF LFC AND LOCAL AMERICA...........  26

         Section 7.1  Organization and Standing of LFC and Local America........  26

         Section 7.2  Authority.................................................  26

         Section 7.3  Brokers...................................................  27

         Section 7.4  Legal Proceedings.........................................  27

         Section 7.5  Consents and Approvals....................................  27

         Section 7.6  No Impending Material Adverse Events......................  27

         Section 7.7  Full Disclosure...........................................  27

         Section 7.8  Capitalization of LFC; LFC Common Stock...................  27

         Section 7.9  Improper Payments.........................................  28

         Section 7.10 Securities Law Matters....................................  28

         Section 7.11 Capitalization of Local America; Local America
                      Common Stock..............................................  28

ARTICLE VIII:  FURTHER COVENANTS AND AGREEMENTS OF THE PARTIES..................  29

         Section 8.1  Conduct of Business.......................................  29

         Section 8.2  Access and Information....................................  31

         Section 8.3  Cooperation...............................................  32

         Section 8.4  LFC to Have No Control of the Holding Company or the Bank
                      Prior to the Closing Date.................................  32

         Section 8.5  Employees and Benefits....................................  32

         Section 8.6  Agreement Not to Negotiate................................  33

         Section 8.7  Combination Agreement.....................................  33

         Section 8.8  Registration Rights to be Granted by LFC to Townsend, Von
                      Feldt and Norton..........................................  33

         Section 8.9  Shareholders' Agreements..................................  34

         Section 8.10  Alternative Structure....................................  34

ARTICLE IX:  CONDITIONS TO OBLIGATIONS OF LFC...................................  35

         Section 9.1  Regulatory Approvals......................................  35

         Section 9.2  Performance of Agreements.................................  35

         Section 9.3  Continued Accuracy of Representations and Warranties......  35

         Section 9.4  Delivery of Shareholders' Closing Certificate.............  35

         Section 9.5  Absence of Financial Changes..............................  35

         Section 9.6  Opinion of Counsel........................................  35

         Section 9.7  Absence of Litigation.....................................  36

         Section 9.8  Third Party Consents......................................  36

         Section 9.9  Tax Opinion...............................................  36

         Section 9.10  Resignation of Directors and Officers....................  36

ARTICLE X:  CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS, THE HOLDING COMPANY AND
            BANK................................................................  37

         Section 10.1  Performance of Agreements................................  37

         Section 10.2  Continued Accuracy of Representations and Warranties.....  37

         Section 10.3  Regulatory Approvals.....................................  37

         Section 10.4  Delivery of LFC's Closing Certificate....................  37

         Section 10.5  Absence of Litigation....................................  37

         Section 10.6  Tax Opinion..............................................  37

         Section 10.7  Opinion of Counsel.......................................  38

ARTICLE XI:  TERMINATION, AMENDMENT AND WAIVER..................................  38

         Section 11.1  Termination by Mutual Consent............................  38

         Section 11.2  Termination by Any Party.................................  38

         Section 11.3  Termination by LFC.......................................  38

         Section 11.4  Termination by Shareholders, the Holding Company or Bank.  39



         Section 11.5  Termination by Expiration................................   39

         Section 11.6  Amendment................................................   39

         Section 11.7  Waiver...................................................   39

ARTICLE XII:  GENERAL AND MISCELLANEOUS PROVISIONS..............................   40

         Section 12.1  Confidentiality..........................................   40

         Section 12.2  Entire Agreement.........................................   41

         Section 12.3  Governing Law............................................   41

         Section 12.4  Notices..................................................   41

         Section 12.5  Successors...............................................   42

         Section 12.6  Attorney Fees, Costs and Expenses........................   42

         Section 12.7  Press Releases and Public Statements.....................   43

         Section 12.8  Survival of Representations and Warranties;
                       Indemnification..........................................   43

         Section 12.9  Assignment and Legal Effect..............................   43

         Section 12.10  No Third-Party Beneficiaries............................   43

         Section 12.11  Time....................................................   44

         Section 12.12  Severability............................................   44

         Section 12.13  Counterparts............................................   44

         Section 12.14  Additional Acts.........................................   44

         Section 12.15  Headings................................................   44

         Section 12.16  Interpretation. ........................................   44

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of this _____ day of October, 1997, by and among LOCAL FINANCIAL CORPORATION, a Delaware corporation ("LFC"), LOCAL AMERICA BANK OF TULSA, F.S.B., a federally chartered stock savings bank ("Local America"), GREEN COUNTRY BANKING CORPORATION, an Oklahoma corporation ("Holding Company"), GREEN COUNTRY BANK, FSB, a federally chartered stock savings bank ("Bank"), and EDWARD A. TOWNSEND, an individual residing in Grove, Oklahoma (hereinafter sometimes individually referred to as "Townsend"), JAN A. NORTON, an individual residing in Miami, Oklahoma (hereinafter sometimes individually referred to as "Norton"), and DeWAYNE R. VON FELDT, an individual residing in Oklahoma City, Oklahoma (hereinafter sometimes individually referred to as "Von Feldt"), (Townsend, Norton and Von Feldt are hereinafter sometimes collectively referred to as the "Shareholders"). All of the foregoing shall sometimes hereinafter be collectively referred to herein as the "Parties."

                                R E C I T A L S:

                  A. Holding Company has authorized capital stock of 10,000 shares of common stock, par value $1.00 per share (the "Holding Company Common Stock"), and 10,000 shares of preferred stock, par value $1.00 per share (the "Holding Company Preferred Stock"). Townsend, Norton and Von Feldt are the owners of all of the issued and outstanding Holding Company Common Stock. Townsend owns One Hundred (100) shares of the Holding Company Common Stock, Norton owns Seven (7) shares of the Holding Company Common Stock and Von Feldt owns Eighty-Eight (88) shares of the Holding Company Common Stock for a total of One Hundred Ninety-Five (195) shares of the Holding Company Common Stock issued and outstanding. Von Feldt is the owner of all of the issued and outstanding Holding Company Preferred Stock. Von Feldt owns One Thousand (1,000) shares of Ten Percent (10%) Perpetual Redeemable Preferred Stock - Series B. Accordingly, the Shareholders are collectively the owners of all of the issued and outstanding Holding Company Common Stock and Holding Company Preferred Stock (hereinafter collectively referred to as the "Shares").

                  B. Bank has authorized capital stock of 12,500 shares of common stock, par value $1.00 per share (the "Bank Common Stock"), and 2,500,000 shares of Preferred Stock, no par value ("Bank Preferred Stock"). The Holding Company is the owner of all Eight Hundred (800) shares of the issued and outstanding shares of the Bank Common Stock. None of the Bank Preferred Stock is issued and outstanding. The Bank is engaged in the business of operating a federal savings bank with its principal office in Miami, Ottawa County, Oklahoma, and branch offices in the Town of Grove, Delaware County, Oklahoma, and in the Town of Commerce, Ottawa County, Oklahoma.

                  C. LFC is a Delaware corporation which has its principal place of business in Oklahoma City, Oklahoma. LFC is a holding company the principal asset of which is all of the issued and outstanding stock of Local Federal Bank, F.S.B. ("Local Federal"), a federally chartered stock savings bank, engaged in the business of operating a federal savings bank with its principal place of business in Oklahoma City, Oklahoma, and which has twenty-eight (28) branch offices at various locations in the State of Oklahoma. Local Federal owns all of the issued and outstanding capital stock of Local America, Inc., which, in turn, owns all of the capital stock of Local America. LFC has authorized capital of (i) 25,000,000 shares of common stock, par value $0.01 per share ("LFC Common Stock"), of which 19,700,000 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share ("LFC Preferred Stock"), of which none are issued and outstanding.


                  D. Local America is engaged in the business of operating a federal savings bank with its principal office in Oklahoma City, Oklahoma, and has thirteen (13) branch offices at various locations in Tulsa, Creek, Rogers and Muskogee Counties in the State of Oklahoma. Local America is a wholly-owned subsidiary of Local America, Inc., which is, in turn, the wholly-owned subsidiary of Local Federal.

                  E. The Board of Directors of LFC and the Board of Directors and all of the Shareholders of the Holding Company consider it desirable and in the best interests of all Parties that the Holding Company be merged into LFC, with LFC to be the surviving corporation (the "Merger"), in accordance with the applicable provisions of the Oklahoma General Corporation Act and the Delaware General Corporation Law. The Shareholders are desirous of entering into this Agreement in order to evidence their agreement to the Merger and to the terms and conditions of this Agreement. Accordingly, LFC, the Holding Company and the Shareholders desire and intend by entering into this Agreement to adopt a plan of reorganization resulting in a tax-free "reorganization" within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

                  F. After satisfaction of all of the conditions set forth in this Agreement and the consummation of the Merger of the Holding Company into LFC, LFC shall cause the Bank to be merged into and with Local America, subject to the prior approval of the Office of Thrift Supervision ("OTS"), with Local America to be the surviving bank, pursuant to the terms of those certain Articles of Combination to be made and entered into by and between Local America and the Bank substantially in the form of the copy of the Articles of Combination which is attached to this Agreement as Exhibit "8.7" and by this reference made a part hereof. After consummation of the Merger and Articles of Combination, Local America will be the surviving entity and bank, and the Holding Company and the Bank will cease to have separate existence.

                  NOW, THEREFORE, in consideration of the aforementioned Recitals, the premises, of the mutual covenants, agreements, representations and warranties set forth herein and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware Law") and of the General Corporation Act of the State of Oklahoma (the "Oklahoma Law"), LFC, the Holding Company and the Shareholders hereby agree that the Holding Company shall be merged into LFC and that the plan, terms and conditions of such Merger shall be as follows:

                                    ARTICLE I

                      CONVERSION AND EXCHANGE OF SHARES OF
                      THE HOLDING COMPANY FOR SHARES OF LFC


                  Section 1.1 Shares of LFC to Remain Unchanged. At the Effective Time, as that term is defined below in Article II of this Agreement, each outstanding share of LFC Common Stock shall remain unchanged and shall be an outstanding, fully paid and non-assessable share of Common Stock, par value $0.01 per share, of LFC as the surviving corporation without any action on the part of the holders thereof. Each certificate evidencing ownership of such shares shall continue to evidence ownership of the same number of such shares of LFC as the surviving corporation of the Merger.


                  Section 1.2 Conversion and Exchange of Shares of Holding Company Preferred Stock into LFC Common Stock. At the Effective Time, each outstanding share of Holding Company Preferred Stock shall automatically become and be converted into 27.907 fully paid and non-assessable shares of LFC Common Stock. Von Feldt owns all of the Holding Company Preferred Stock consisting of 1,000 shares thereof. Accordingly, Von Feldt shall receive a total of 27,907 shares of LFC Common Stock in exchange for his 1,000 shares of Holding Company Preferred Stock at the Effective Time. Such conversion ratio shall be appropriately and proportionately adjusted in the event of any stock dividend on, or stock split or stock combination of, or any other like change in the Holding Company Preferred Stock based on a record date occurring during the period from the date of this Agreement until immediately before the Effective Time. There are not any shares of Holding Company Preferred Stock held in Holding Company's treasury.

                  Section 1.3 Conversion and Exchange of Shares of Holding Company Common Stock into LFC Common Stock. At the Effective Time, each outstanding share of Holding Company Common Stock shall automatically become and be converted into 4,150.27 fully paid and non-assessable shares of LFC Common Stock. Townsend owns one hundred (100) shares of Holding Company Common Stock and therefore shall receive a total of 415,027 shares of LFC Common Stock in exchange therefor at the Effective Time. Von Feldt owns a total of eighty-eight
(88) shares of Holding Company Common Stock and therefore shall receive a total of 365,223 shares of LFC Common Stock in exchange therefor at the Effective Time. Norton owns seven (7) shares of Holding Company Common Stock and therefore shall receive a total of 29,052 shares of LFC Common Stock in exchange therefor at the Effective Time. Such conversion ratio shall be appropriately and proportionately adjusted in the event of any stock dividend on, or stock split or stock combination of, or any other like change in LFC Common Stock based on a record date occurring during the period from the date of this Agreement until immediately before the Effective Time. There are no shares of Holding Company Common Stock held in Holding Company's treasury. At the Effective Time, all outstanding subscriptions, options, warrants, rights or other agreements or commitments, if any, obligating Holding Company to issue additional shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock shall be automatically cancelled. As the result of application of the foregoing conversion ratio, no fractional shares of LFC Common Stock shall be issuable to any of the Shareholders, whether in exchange for Holding Company Common Stock or Holding Company Preferred Stock.

                  Section 1.4 Transfer and Exchange of Shares. At and after the Effective Time, each of the Shareholders, upon presentation and surrender of the certificate or certificates evidencing their respective shares of Holding Company Common Stock or Holding Company Preferred Stock to LFC, or its transfer agent, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of fully paid and non-assessable shares of LFC Common Stock to which that Shareholder is entitled as specifically provided in Sections 1.2 and 1.3, above. LFC Common Stock so received in exchange shall be registered in such names as the Shareholder who exchanged his stock may request; provided, however, that if any certificate representing shares of LFC Common Stock is to be issued in a name other than that in which the certificate surrendered in exchanged therefor is registered, it shall be a condition of issuance that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person making such request shall have paid any transfer or other taxes or established to the satisfaction of LFC that such taxes have been paid or are not payable. Until so presented and surrendered in exchange for a certificate representing LFC Common Stock, each certificate which represented issued and outstanding shares of Holding Company Preferred Stock or Holding Company Common Stock at the Effective Time shall be deemed for all purposes to evidence ownership of the number of whole shares of LFC Common Stock into which such shares of Holding Company Preferred Stock or Holding Company Common Stock have been converted pursuant to the Merger. Until surrender of such certificates in exchange for certificates representing LFC Common Stock, the holder thereof shall not be entitled to receive any dividend or other distribution payable to holders of LFC Common Stock, provided that upon surrender of such certificates representing Holding Company Preferred Stock or Holding Company Common Stock in exchange for certificates representing LFC Common Stock, there shall be paid to the record holder of the certificates representing LFC Common Stock issued upon such surrender, the amount of dividends or other distributions (without interest) which theretofore became payable and were not paid to such holder after the Closing Date with respect to the number of whole shares of LFC Common Stock represented by the certificates issued upon such surrender.

                  Section 1.5 Closing of Holding Company Transfer Books. The stock transfer books of Holding Company shall be closed at the Effective Time, and no transfer of record of any of the shares of Holding Company shall take place thereafter.

                                   ARTICLE II

                                 EFFECTIVE TIME


                  Section 2.1 Effective Time of Merger. The Merger shall become effective at 5:00 p.m., Central Standard Time, on the date when the last of the following actions shall have been completed:


                              2.1.1 All necessary orders, consents and approvals shall have been entered by each regulatory authority having jurisdiction over any of the Parties, to include, without limitation, the Federal Deposit Insurance Corporation ("FDIC") and the OTS, granting consent, authorization or approval as necessary to consummate the transactions contemplated by this Agreement, without the imposition of any condition or conditions which in the reasonable opinion of LFC or of the Shareholders are unduly burdensome and all applicable waiting periods have expired and all required notices have been published;


                              2.1.2 All of the conditions precedent to LFC's obligations to complete the Merger as set forth in Article IX of this Agreement, below, shall have been completely satisfied or waived by LFC;

                              2.1.3 All of the conditions precedent to the obligations of the Shareholders to complete the Merger as set forth in
         Article X of this Agreement, below, shall have been completely satisfied or waived by the Shareholders, the Holding Company and the Bank;

                              2.1.4 A Certificate of Merger shall have been executed, acknowledged and filed in accordance with the provisions of Sections 252 and 103 of the Delaware Law; and

                              2.1.5 A Certificate of Merger shall have been executed, acknowledged and filed in accordance with the provisions of Sections 1081 and 1082 of the Oklahoma Law.

The time when the Merger shall become effective, as defined by this Section 2.1, is herein called the "Effective Time" and the date upon which the Effective Time occurs shall be hereinafter sometimes referred to as the "Closing Date" hereunder.

                                   ARTICLE III

                EFFECT OF MERGER OF THE HOLDING COMPANY INTO LFC



                  Section 3.1 LFC's Assumption or Payment of Holding Company's Indebtedness to NationsBank. As an integral part of the Merger and as consideration to the Shareholders to enter into and perform under this Agreement, LFC agrees that it will, on the Closing Date, either assume or cause to be fully paid the existing Three Million One Hundred Fifty Thousand and No/100 Dollars ($3,150,000.00) debt of the Holding Company to NationsBank, N.A. ("Bank Stock Debt"). This is a specific assumption and obligation of LFC with regard to the performance and consummation of the Merger and is intended to be an integral part of its assumption of all liabilities of the Holding Company pursuant to the legal effect of the Merger as set forth and described below in this Article. All of the issued and outstanding shares of the Holding Company Common Stock and of the Holding Company Preferred Stock have been pledged by the Shareholders to NationsBank, N.A., to secure repayment of the Bank Stock Debt. LFC agrees to cause NationsBank, N.A., by LFC's assumption or payment of the Bank Stock Debt, to fully release its pledge of all of the Holding Company Common Stock and the Holding Company Preferred Stock and to return all of the Holding Company stock certificates held by NationsBank, N.A. to the Shareholders on or before the Closing Date, to be exchanged and converted into LFC Common Stock on the Closing Date when the Merger is consummated.


                  Section 3.2 Legal Effect of the Merger. At the Effective Time (as defined in Section 2.1 hereof), all and singular the rights, privileges, powers and franchises, as well as of a public or of a private nature, and all the property, real, personal and mixed, of each LFC and the Holding Company, and all debts due to either of them on whatever account, including subscriptions to shares and all other things in action, or belonging to either of them, shall be taken and deemed to be transferred to, and shall be vested in, LFC without further act or deed; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter as effectively the property of LFC as they were of the Holding Company, and the title to any real estate vested by deed or otherwise in either LFC or the Holding Company shall not revert or be in any way impaired by reason of the Merger; but LFC shall thenceforth be liable for all debts, liabilities, obligations, duties and penalties of each of LFC and the Holding Company and all said debts, liabilities, obligations, duties and penalties shall thenceforth attach to LFC and may be enforced against it to the same extent as if said debts, liabilities, obligations, duties and penalties had been incurred or contracted by LFC. No liability or obligation due or to become due at the Effective Time, or any claim or demand for any cause then existing against either LFC or the Holding Company or any stockholder, officer or director thereof, shall be released or impaired by the Merger, and all rights of creditors and all liens upon property of either LFC or the Holding Company shall be preserved unimpaired.

                  Section 3.3 Additional Acts to Effect the Merger. From time to time, as and when requested by LFC, or its successors or assigns, the officers and directors of the Holding Company last in office, including, without limitation, the Shareholders, shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further action or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise LFC's title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Holding Company and otherwise carry out the purpose of this Agreement and the officers and directors of the Holding Company and the officers and directors of LFC are fully authorized in the name of the Holding Company or otherwise to take any and all such action. All subsidiaries of the Holding Company shall, at the Effective Time, become subsidiaries of LFC and all subsidiaries of LFC shall, at the Effective Time, remain subsidiaries of LFC as the surviving corporation.

                  Section 3.4 No Change in the Certificate of Incorporation, By-Laws or Board of Directors of LFC. At and after the Effective Time, the Certificate of Incorporation of LFC shall remain in full force and effect as written as at the Effective Time and shall not be amended in any respect by reason of this Agreement and the said Certificate of Incorporation shall be the Certificate of Incorporation of LFC as the surviving corporation of the Merger until amended in accordance with applicable law. At and after the Effective Time, the By-Laws of LFC, as in effect immediately preceding the Effective Time, shall be the By-Laws of LFC as the surviving corporation of the Merger until amended or repealed as provided for therein. The Board of Directors and all of the members thereof, and all of the officers of LFC immediately prior to the Effective Time, shall be and constitute the Board of Directors and the members thereof, and the officers of LFC as the surviving corporation of the Merger.

                                   ARTICLE IV

                          COVENANTS OF THE SHAREHOLDERS


                  Section 4.1 Termination of Shareholders' Amended and Restated Stock Purchase and Sale Agreement and Waiver and Relinquishment of All of Shareholders' Rights Thereunder. Shareholders have made and entered into by and between them that certain

Amended and Restated Stock Purchase and Sale Agreement dated October 2, 1996, as amended by that certain First Amendment to Amended and Restated Stock Purchase and Sale Agreement dated April 10, 1997 (collectively, the "Shareholders' Buy/Sell Agreement"), whereby each of Shareholders are granted certain rights of first refusal and certain rights of co-sale with regard to any sale or disposition of the Holding Company Common Stock by any of the Shareholders upon the terms and conditions set forth therein. Subject to the successful consummation of the Merger pursuant to this Agreement, each of the Shareholders hereby, respectively, covenants and agrees that the Shareholders' Buy/Sell Agreement shall be terminated on the Closing Date hereunder and rendered null, void and of no further force and effect as of that date. Each of the Shareholders by their respective execution of this Agreement, agree to waive, relinquish and completely release any and all rights of first refusal or co-sale or prior notice which that Shareholder may otherwise have had pursuant to the Shareholders' Buy/Sell Agreement with regard to Merger contemplated by this Agreement. However, Shareholders further agree that, should the Merger contemplated by this Agreement not be consummated, for whatever reason, then, and in such event, Shareholders' Buy/Sell Agreement shall remain in full force and effect and be completely binding and effective between the Shareholders as originally stated.

                  Section 4.2 Norton to Obtain Release of Holding Company's Pledge and Security Interest in His Shares of Common Stock. In payment for the Seven (7) shares of the Holding Company Common Stock which he owns, Norton made, executed and delivered to the Holding Company that certain Promissory Note in the original, principal amount of One Hundred Thousand and No/100 Dollars ($100,000.00) ("Norton Note"), accruing interest thereon at the rate stated therein. To secure the repayment of Norton's Note, Norton created and granted to the Holding Company a security interest in and a pledge of his Seven (7) shares of the Holding Company Common Stock, as evidenced by that certain Pledge and Security Agreement made, executed and delivered by Norton to the Holding Company dated April 10, 1997 ("Norton Pledge"), subject and subordinate to the prior security interest therein and pledge of his shares of the Holding Company Common Stock granted by him to NationsBank, N.A., to secure the repayment of the Bank Stock Debt. On or before the date of this Agreement, the Holding Company will, as an additional bonus for the valuable services rendered by Norton to the Holding Company and the Bank during the preceding year, cancel the Norton Note and deliver the original, executed copy thereof to him marked paid, such that it will not be an asset of the Holding Company when it is merged into LFC on the Closing Date. Norton covenants and agrees on or before the Closing Date to cause the Norton Pledge to be completely released and terminated. Norton will obtain and provide to LFC on the Closing Date a copy of Norton's Pledge cancelled by the Holding Company.

                  Section 4.3 Von Feldt to Obtain Complete Release of Kirkpatrick's Pledge and Security Interest in His Shares of Common Stock. Von Feldt created and granted to John J. Kirkpatrick ("Kirkpatrick"), an individual residing in Oklahoma City, Oklahoma, a security interest in and pledge of all of his shares of the Holding Company Common Stock and the Holding Company Preferred Stock, as evidenced by that certain Pledge and Security Agreement which Von Feldt made, executed and delivered to Kirkpatrick dated August 22, 1997 ("Von Feldt Pledge"), subject and subordinate to the prior security interest therein and pledge of his same shares of the Holding Company Common Stock and the Holding Company Preferred Stock granted by him to NationsBank, N.A., to secure the repayment of the Bank Stock Debt. Von Feldt's Pledge was made to secure the repayment of a loan by Kirkpatrick to Von Feldt in the original, principal amount of $450,000.00, as evidenced by that certain Promissory Note dated September 25, 1996, in that amount made, executed and delivered by Von Feldt to Kirkpatrick ("Von Feldt Note"). Von Feldt covenants and agrees, by payment in full of the Von Feldt Note, or by other arrangements, to cause the Von Feldt Pledge to be fully and completely released and terminated by Kirkpatrick on or before the Closing Date. In such event, Von Feldt covenants and agrees to obtain and provide to LFC on the Closing Date from Kirkpatrick, a copy of the Von Feldt Pledge marked cancelled by Kirkpatrick.

                  Section 4.4 Towsend's Note to the Holding Company to be Diposed of Prior to the Closing Date. LFC hereby acknowledges and agrees that all of the terms and conditions of the Holding Company's unsecured loan to Townsend in the original, principal amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), as evidenced by that certain Promissory Note in the amount of $250,000.00, made, executed and delivered by Townsend to the Holding Company dated January 1, 1995 (the "Townsend Note"), have been fully disclosed to LFC. On or before the date of this Agreement, the Holding Company will, as an additional bonus for the valuable services rendered by Townsend to the Holding Company and the Bank during the preceding year, cancel the Townsend Note and deliver the original, executed copy thereof to him marked paid, such that it will not be an asset of the Holding Company when it is merged into LFC on the Closing Date.

                                    ARTICLE V

                                     CLOSING


                  Section 5.1 Closing. The consummation of the Merger pursuant to this Agreement (the "Closing") shall take place on the Closing Date, provided all of the conditions precedent to the Parties' obligations under this Agreement as set forth in Articles IX and X herein have been fully performed and satisfied in accordance with this Agreement. The Closing Date will be on the banking business day which is ten (10) banking business days after the final regulatory approval of the Merger and the subsequent merger of the Bank into Local America is obtained, and all statutory notice periods and/or publication periods, as required by the applicable federal and state laws and regulations, shall have been completed, or on such earlier or later date as may be mutually agreed to by the Parties, consistent with the requirements of said federal and state laws and regulations (the "Closing Date"). The Closing shall be effected on the Closing Date at the offices of LFC in Oklahoma City, Oklahoma, or such other place as the Parties hereto may mutually agree, at 10:00 o'clock a.m. Central Standard Time.


                  Section 5.2 Closing Date Deliveries by LFC. At the Closing, LFC shall execute and deliver to the Shareholders the following:


                              5.2.1 Evidence in a form satisfactory to Shareholders and their counsel that all requisite federal regulatory approvals have been obtained to authorize the Merger and the subsequent merger of the Bank into Local America;

                              5.2.2 A total of 837,209 shares of LFC Common Stock issued to the Shareholders in the following amounts as set forth below opposite each of the respective Shareholder's name:

                  Shareholder                 Number of LFC Shares
                  -----------                 --------------------

                  Townsend                          415,027
                  Von Feldt                         393,130
                  Norton                             29,052



                              5.2.3 A copy of LFC's Board of Directors'
         Resolutions as represented and required of LFC under the provisions of
         Section 7.2 of the Agreement, below;

                              5.2.4 Assumption or payment in full of the Bank Stock Debt by LFC to be evidenced to Shareholders by obtaining the complete release of the pledge, and the return of all stock certificates evidencing the Shares and the Bank Common Stock by NationsBank, N.A., to Shareholders for assignment and delivery by Shareholders to LFC, pursuant to the provisions of Sections 5.3.3,
         5.3.5 and 5.3.7 of the Agreement, below;

                              5.2.5 LFC's Closing Certificate, as hereinafter defined and required to be provided in Section 10.4 of this Agreement, executed by the Vice Chairman of the Board or any Vice President of LFC;

                              5.2.6 The Combination Agreement, as hereinafter defined and described in Section 8.7, substantially in the form which is attached to this Agreement as Exhibit 8.7, executed by LFC and Local America; and

                              5.2.7 Opinion of Counsel of LFC substantially in the form of LFC's Opinion of Counsel which is attached to this Agreement as Exhibit 5.2 and by this reference made an integral part hereof.

                  Section 5.3 Closing Date Deliveries by the Shareholders, the Holding Company and the Bank. At the Closing, the Shareholders, the Holding Company and the Bank shall deliver to LFC the following items:

                              5.3.1 The Shareholders' Closing Certificate, as hereinafter defined and required to be provided in Section 9.4 of this Agreement, executed by the President of the Holding Company and of the Bank, and by each of the Shareholders;

                              5.3.2 A copy of the Board of Directors' and shareholders' resolutions of the Holding Company and the Bank, respectively, as required and represented under the provisions of Sections 6.1 and 6.2, respectively, and 6.10 of this Agreement;

                              5.3.3 The stock certificate representing all of the issued and outstanding shares of the Holding Company Preferred Stock, duly endorsed for transfer to LFC by Von Feldt, or accompanied by stock powers duly executed for transfer of the Holding Company Preferred Stock to LFC by Von Feldt;

                              5.3.4 The stock certificate representing the One Hundred (100) shares of GCB Securities Corporation, an Oklahoma business corporation ("GCB Securities"), wholly owned by the Holding Company, duly endorsed for transfer to LFC by the Holding Company, or accompanied by stock powers duly executed for transfer of that stock to LFC by the Holding Company;

                              5.3.5 The stock certificates representing all of the issued and outstanding Holding Company Common Stock, duly endorsed for transfer to LFC, by Townsend, Norton and Von Feldt, each as to their respective ownership of the Holding Company Common Stock, or accompanied by stock powers duly executed by each of these respective owners for transfer of all of their respective shares of the Holding Company Common Stock to LFC;

                              5.3.6 Certified copies of the Certificate of Incorporation, Charter and By-Laws, as the case may be, of the Holding Company and Bank, respectively, as required to be provided by Shareholders to LFC pursuant to Sections 6.1 and 6.2, respectively, of this Agreement;

                              5.3.7 All stock certificate(s) representing all of the issued and outstanding shares of the Bank Common Stock, duly endorsed for transfer, in such manner as LFC may elect, by the Holding Company, or accompanied by stock powers duly executed by the Holding Company for transfer of the Bank Common Stock to LFC;

                              5.3.8 Copies of all insurance policies required to be provided by the Holding Company and the Shareholders to LFC pursuant to Section 6.23 of this Agreement;

                              5.3.9 The executed resignations, in form satisfactory to LFC, of all of the members of the Board of Directors and all Officers of the Holding Company and the Bank, from their respective office, or position on the Board of Directors, held by them with regard to the Holding Company and the Bank, respectively;

                              5.3.10 Opinion of counsel of Shareholders, the Holding Company and the Bank, substantially in the form of the Shareholders' Opinion of Counsel which is attached to this Agreement as
         Exhibit 5.3 and by this reference made an integral part hereof;

                              5.3.11 A copy of the Norton Pledge marked cancelled by the Holding Company;

                              5.3.12 A copy of the Von Feldt Pledge marked cancelled by Kirkpatrick;

                              5.3.13 The Combination Agreement, as hereinafter defined and described in Section 8.7 of the Agreement, substantially in the form which is attached to this Agreement as Exhibit 8.7, executed by the Holding Company and the Bank; and

                              5.3.14 Such other documents, assignments, transfers or certificates as LFC may deem reasonable and necessary under the circumstances.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                    OF SHAREHOLDERS, HOLDING COMPANY AND BANK

                  Each of the Shareholders, the Holding Company and the Bank, do each hereby respectively represent and warrant to LFC, as of the date of this Agreement and as of the Closing Date, as follows:

                  Section 6.1 Organization and Standing of the Holding Company. The Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and has all requisite power and authority (corporate and other), and is duly qualified and licensed and possesses all licenses, franchises, permits and other governmental authorizations necessary to own, lease and operate its assets and properties and to conduct its business as now being conducted, including, without limitation, the full power and authority to own all of the issued and outstanding capital stock of Bank and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. The Holding Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where the failure to be so licensed, qualified or in good standing would have a material adverse effect on the financial condition, operations, business or prospects of the Holding Company or the Bank, either individually or taken as a whole. The Holding Company is duly registered as a savings and loan holding company under the Home Owners' Loan Act ("HOLA") and the regulations of the OTS thereunder. The Holding Company does not own any equity interest, directly or indirectly, in any corporation, partnership, limited liability company, limited liability partnership, joint venture, firm or other entity except for the Bank and GCB Securities, as more particularly described in Section 6.3, below. All approvals required to be obtained from the Board of Directors or the shareholders of the Holding Company under the Holding Company's Certificate of Incorporation, By-Laws or applicable law have been obtained. The Holding Company and Shareholders have delivered to LFC complete and correct copies of the Certificate of Incorporation of the Holding Company, as certified to by the Secretary of State of Oklahoma, and the By-Laws of the Holding Company, as certified to by the Secretary or Assistant Secretary of the Holding Company, as in effect on the Closing Date.

                  Section 6.2 Organization and Standing of Bank. Bank is a federally chartered stock savings bank duly organized, validly existing and in good standing under the laws of the United States of America operating pursuant to a federal charter granted by the OTS, and has the full power and authority, corporate and otherwise, and is duly qualified and licensed and possesses all licenses, franchises, permits and other governmental authorizations necessary to own, lease and operate its assets and properties and to conduct its business as now being conducted, including, without limitation, the full power and authority to operate the Bank and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. The Bank is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the financial condition, operations, business or prospects of the Holding Company or the Bank, either individually or taken as a whole. The deposit accounts of the Bank are insured by the Savings Association Insurance Fund to the maximum extent permitted by the Federal Deposit Insurance Act ("FDIA"), and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder. The Bank is a member in good standing of the Federal Home Loan Bank of Topeka. The Bank is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder. All approvals, if any, required to be obtained from the Board of Directors or the shareholders of the Bank under the Bank's Charter, By-Laws or applicable law have been obtained or will be obtained prior to the Closing Date. Bank and Shareholders have delivered to LFC complete and correct copies of the Charter of the Bank, as certified to by the Secretary of the OTS, and of the By-Laws of Bank, as certified to by the Secretary or Assistant Secretary of the Bank, as in effect on the Closing Date.

                  Section 6.3 Capitalization of the Holding Company and Bank. The authorized capital stock of the Holding Company consists of 10,000 shares of the Holding Company Common Stock, par value $1.00 per share, of which One Hundred Ninety-Five (195) shares are issued and outstanding and are owned One Hundred (100) shares by Townsend, Eighty-Eight (88) shares by Von Feldt and Seven (7) shares by Norton, and 10,000 of the Holding Company Preferred Stock, par value $1.00 per share, of which One Thousand (1,000) shares are issued and outstanding, and are all owned by Von Feldt. The authorized capital stock of the Bank consists of 12,500 shares of Bank Common Stock, par value $1.00 per share, of which Eight Hundred (800) shares are issued and outstanding and of 2,500,000 shares of Bank Preferred Stock, no par value, of which none are issued and outstanding. None of the capital stock of the Holding Company or of the Bank is held in their respective treasury. No share of the capital stock of the Holding Company or of the Bank has been reserved for any purpose. All of the issued and outstanding shares of the capital stock of the Holding Company and of the Bank, respectively, are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any pre-emptive rights. Shareholders are the record and beneficial owners of all of the issued and outstanding shares of the Holding Company Common Stock and the Holding Company Preferred Stock and such shares are, except to the extent disclosed in Articles III and IV, above in this Agreement, which pledges are all to be released on the Closing Date, held by Shareholders free and clear of all liens, encumbrances, pledges, options, charges, claims, security interests, agreements, equities and assessments whatsoever, with Shareholders having full right and authority to sell, assign, transfer and deliver the Shares as herein provided, subject to satisfying the pledge of the Shares to NationsBank, N.A., the pledge of Norton's Holding Company Common Stock pursuant to the Norton Pledge and the pledge of Von Feldt's Holding Company Common and Holding Company Preferred Stock pursuant to Von Feldt's Pledge, as fully described in Articles III and IV, above, all of which are to be fully released on the Closing Date if the Merger is fully consummated. Shareholders own the Shares in the amounts and in the manner respectively set forth and described above in this Section. There are no outstanding securities convertible into or exchangeable for the capital stock of the Holding Company or of the Bank, respectively, and there are no outstanding options, rights (pre-emptive or otherwise) or warrants to purchase or to subscribe for equity securities of the Holding Company or the Bank, respectively. Except for the Shareholders' Buy/Sell Agreement which will be terminated at Closing if the transaction contemplated by this Agreement is fully consummated, there are no outstanding agreements, arrangements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the capital stock of the Holding Company or of the Bank, or any equity securities of the Holding Company or the

Bank, except as provided for and described in this Agreement. On the Closing Date, the Holding Company will have good, valid and marketable title to all of the outstanding shares of the Bank Common Stock, free and clear of all mortgages, liens, pledges, charges, claims, security interests, agreements, encumbrances and equities whatsoever, with full right and authority to sell and transfer all of the Bank Common Stock to LFC, subject only to fully satisfying the above-described pledge of all of the Bank Common Stock to NationsBank, N.A., to secure repayment of the Bank Debt, which will be fully released on the Closing Date, if the transaction contemplated hereby is fully consummated. In addition to the Bank, the Holding Company owns one subsidiary corporation, namely, GCB Securities, engaged in the business of buying, selling and issuing securities and in all aspects of the securities business. GCB Securities has authorized capital consisting of 10,000 shares of common stock, par value $1.00 per share, of which One Hundred (100) shares are issued and outstanding and are all owned by the Holding Company, and of 10,000 shares of preferred stock, par value $1.00 per share, of which none are issued and outstanding. Other than GCB Securities and the Bank, the Holding Company has no ownership interest whatsoever in any subsidiary or other corporation, or any limited liability company, limited liability partnership, general or limited partnership or joint venture. The Bank has no ownership interest whatsoever in any subsidiary or other corporation, or any limited liability company, limited liability partnership, general or limited partnership or joint venture.

                  Section 6.4 Trade Names. No other person, firm or corporation is presently using or claiming, or has the right to use or claim the trade name "Green Country Bank, FSB." Neither Shareholders, the Holding Company nor Bank have conferred the right or license to use the name "Green Country Bank, F.S.B." on any person, firm or corporation. After the Closing Date, Shareholders shall forego and not make a claim to any right, title or interest in or to the use of that name.

                  Section 6.5 Financial Statements. Shareholders, the Holding Company and Bank have separately delivered to LFC and identified by reference to this Section 6.5, each of the following financial statements: The audited annual, consolidated financial statements of the Holding Company (including a Balance Sheet and the related Statements of Operations, Equity and Cash Flows, and the notes relating thereto), prepared by the Holding Company's independent certified public accountants, as of and for the fiscal years ended September 30, 1996, September 30, 1995, and September 30, 1994; and the audited annual consolidated financial statements of the Bank (including a Balance Sheet and related Statements of Operations, Equity and Cash Flows, and the notes relating thereto) prepared by the Bank's independent certified public accountants, as of and for the fiscal years ended September 30, 1996, September 30, 1995, and September 30, 1994, and the unaudited, annual internal, consolidated financial statements of the Holding Company and the Bank as of and for the fiscal year ended September 30, 1997 (collectively, the "Financial Statements"). The Financial Statements fairly present the consolidated financial condition and results of operations of the Holding Company and the Bank, respectively, as of the dates and for the periods indicated therein, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise set forth therein, and in accordance with the books and records of the Holding Company and the Bank, respectively (subject in the case of the unaudited financial information to normal recurring year-end adjustments). The books and records of the Holding Company and the Bank, respectively, on the basis of which such Financial Statements were prepared fully and fairly reflect all of the transactions of the Holding Company and the Bank and are complete and correct in all material respects. The books of account of the Holding Company and the Bank each reflect substantially all items of income and expense, and substantially all of its assets, liabilities and accruals, and reflect all material items of income and expense and all material assets, liabilities and accruals, and are maintained in form and substance adequate for preparing audited Financial Statements in accordance with generally accepted accounting principles.

                  Section 6.6 Liabilities. Neither the Holding Company nor the Bank has any indebtedness, obligation or liability, contingent or otherwise, and whether due or to become due, which is required by generally accepted accounting principles to be reflected in the Financial Statements, or which is material, except (i) those reflected in the Financial Statements, (ii) those individual liabilities subsequently incurred in the ordinary course of business, (iii) deposit accounts opened in the ordinary course of business of a type authorized by law, or (iv) those set forth in Exhibit 6.6 hereto. All deposit accounts and notes payable, and other liabilities of the Holding Company and the Bank are current and not in default.

                  Section 6.7 Taxes. To the best of their knowledge and belief, the Holding Company and the Bank each have duly filed with the appropriate governmental agencies all tax reports and returns required to be filed by it, including, without limitation, all federal, state, and local income, franchise, and property tax returns, complete and accurate copies of which have previously been provided to LFC and each has duly paid in full all taxes and other charges due or claimed to be due from it by federal, state or local taxing authorities; and there are no federal, state or local tax liens upon any property or assets of the Holding Company or the Bank. All of such reports and returns are true, correct, and complete in all material respects. The federal income tax returns of the Holding Company and the Bank have been examined by the federal tax authorities or closed by applicable statute and satisfied for all periods to and including the fiscal year ended September 30, 1995; all deficiencies asserted as a result of such examinations have been paid or finally settled, and no state of facts exists or has existed which might constitute grounds for the assessment of any further tax liability with respect to the periods which have not been audited by the federal, state or local taxing authorities. All of the tax liabilities of the Holding Company and the Bank for the current year to date and all prior years, whether or not they have become due and payable, have been paid in full or adequately reserved for, and to the extent tax liabilities have accrued but not become payable, they are reflected on the books of the Holding Company, the Bank or in the Financial Statements. No income, franchise or property tax return of the Holding Company or of the Bank is currently being audited by the Internal Revenue Service or any other taxing authority having jurisdiction over either of them. Except as set forth on Exhibit 6.7 hereto, the Holding Company and the Bank are not a party to, or bound by, or have any obligation under any tax sharing or similar agreement. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal income tax return of the Holding Company or the Bank for any period. Neither the Holding Company nor the Bank is a party to any action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes by any governmental authority has been asserted against the Holding Company or the Bank.

                  Section 6.8 Property and Assets. Subject to Permitted Title Exceptions as described below, or as otherwise indicated in Exhibit 6.8 hereto, the Holding Company and the Bank have good and marketable title to all of their respective properties and assets, whether real, personal, tangible or intangible, reflected in the Financial Statements or subsequently acquired, free and clear of all liens, charges, encumbrances, claims of third parties or restrictions. Permitted Title Exceptions include (i) liens for current real estate taxes or special assessments not yet delinquent, (ii) utility, access and other easements and rights-of-way, restrictions and exceptions, that will not materially interfere with the present use or occupation of the real estate owned by the Holding Company or the Bank, as the case may be, or impair the present business operations conducted thereon, (iii) such minor defects, irregularities, encumbrances, easements, rights-of-way and clouds on title as normally exist with respect to property similar in character which do not materially impair the use of the premises affected thereby for the purpose for which it is presently being used, and (iv) any building, zoning or subdivision ordinances applicable to the premises, provided the same have not been violated. Exhibit 6.8 lists and describes all real property and all interests in real property (other than mortgages and deeds of trust) owned by the Holding Company or the Bank as of the date hereof, including, but not limited to, all leaseholds, options to purchase real property and leases under which the Holding Company or the Bank is the lessor or the lessee. Subject to the Permitted Title Exceptions, (A) the Holding Company and the Bank, respectively, each enjoys peaceful and undisturbed possession under all leases for the use of real property under which it is the lessee; (B) all of such leases are in full force and effect and neither the Holding Company or the Bank is in default under any such lease; and (C) except as disclosed in Exhibit 6.8, all personal property and assets and improvements on real property owned and currently used by the Holding Company or the Bank and material to their respective business are in good operating condition and repair, normal wear and tear excepted.

                  Section 6.9 Litigation and Proceedings. Except as set forth in
Exhibit 6.9 hereto, and other than mortgage foreclosure proceedings brought by the Bank against its borrowers in the ordinary course of business in which no counterclaim has been asserted against the Bank, or any bankruptcy proceedings involving borrowers of the Bank in which the Bank is participating in the ordinary course of its business, (i) there is not pending any legal, administrative, arbitration, governmental or other proceeding to which Shareholders, the Holding Company or the Bank is a party, or, to the knowledge of Shareholders, the Holding Company or the Bank, is threatened to be made a party; (ii) the Holding Company or the Bank is not under any investigation to its knowledge with respect to, or is charged with any violation or alleged violation of, any federal, state, local or other law or regulation other than as described in the Holding Company's or the Bank's most recent regulatory examination reports; (iii) the Holding Company or the Bank is not subject to any order of any federal, state, or local court or other governmental agency not generally applicable to entities engaged in the same business; (iv) no one has asserted and, to the knowledge of Shareholders, the Holding Company or the Bank, no one has grounds to assert any material claims against Shareholders, the Holding Company or the Bank based upon the wrongful action or inaction of Shareholders, the Holding Company or the Bank or any of its officers, directors, or employees; and (v) no one has asserted and, to the knowledge of Shareholders, the Holding Company or the Bank, there does not exist grounds for any claims against Shareholders, the Holding Company or the Bank which have resulted or may result in litigation that will prevent or delay the consummation of the transactions contemplated by this Agreement.

                  Section 6.10 Authority. The Holding Company and the Bank each has full corporate power and authority to enter into this Agreement and to carry out the transactions provided for in this Agreement on the terms and conditions set forth herein. The execution and delivery by the Holding Company and the Bank of this Agreement and the respective consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of the Shareholders, the Holding Company and the Bank enforceable against the Shareholders, the Holding Company and the Bank, respectively, in accordance with its terms, except that the enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. Except as listed on Exhibit 6.10 hereto, neither the execution and delivery of this Agreement, nor the consummation by the Shareholders, the Holding Company and the Bank of the transactions contemplated hereby in accordance with the terms and conditions hereof, nor compliance by the Shareholders, the Holding Company and the Bank with any of the provisions hereof, will violate, conflict with, result in a breach of, constitute a default under, accelerate the performance required by the terms of, or permit the termination of any order, writ, injunction, decree, statute, rule, regulation or policy guidelines applicable to the Shareholders, the Holding Company or the Bank, or any contract, agreement, indenture or instrument to which the Shareholders, the Holding Company or the Bank is a party or by which any of them is bound or committed or the Holding Company's and the Bank's respective Certificate of Incorporation, Charter or By-Laws. Except for the approvals contemplated by this Agreement, neither Shareholders, the Holding Company nor the Bank is required to obtain any consent, approval, order or authorization of, or to effect any registration, declaration or filing with, any governmental authority or under any contract, agreement, indenture or instrument to which Shareholders, the Holding Company or the Bank is party or by which any of them is bound or committed in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  Section 6.11 Absence of Certain Changes. Except as set forth in Exhibit 6.11 hereto or permitted by this Agreement, since September 30, 1997, none of the following actions, changes or matters has been taken by or transpired with regard to either the Holding Company or the Bank:

                              6.11.1 any material adverse change in the financial condition, operations, business or prospects of the Holding Company or the Bank, either individually or taken as a whole, other than changes which are the result of changes in laws or regulations, conditions affecting the economy generally or other factors affecting banking institutions in general;

                              6.11.2 any sale, assignment, transfer, purchase or other disposition of any tangible or intangible asset of the Holding Company or the Bank except in the ordinary course of business consistent with past practice and for fair and adequate consideration;

                              6.11.3 any suffering of any damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot or act of God or the enemy, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance, materially and adversely affecting its business, property, or assets;

                              6.11.4 any increase in the compensation payable or to become payable by the Holding Company or the Bank to any of its directors, officers, employees, agents, consultants, or any bonus, or deferred compensation granted or paid to any such persons, except for the following: (i) in the ordinary course of business consistent with past practice, (or pursuant to contracts, or deferred compensation agreements, or arrangements in existence as of September 30, 1997),
         (ii) for a $500,000 severance payment fund established for the Bank to be distributed in such amounts to such of those employees of the Bank whose employment is severed by reason of the Merger, [excluding Townsend, Norton and Richard L. Park ("Park")], as the Chairman and Chief Executive Officer of the Bank shall designate and select, in his sole and absolute discretion, pursuant to authority granted him to do so by the Bank's Board of Directors, and, (iii) to the cancellation on or before the date of this Agreement, of any and all promissory notes made, executed and delivered to the Holding Company or to the Bank by Townsend, Norton or Park, or of any other indebtedness of Norton to the Holding Company;

                              6.11.5 any material change in the method of recordkeeping employed by the Holding Company or the Bank;

                              6.11.6 any issuance or sale by the Holding Company or the Bank of any its corporate debt securities, or any borrowings of money or other pledging of its credit except in the ordinary course of business consistent with past practice;

                              6.11.7 any occurrence of any other material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business;

                              6.11.8 any mortgage, pledge, or subjecting to lien, claim, security interest, charge, encumbrance, or restriction (other than Permitted Title Exceptions) of any of its assets or properties;

                              6.11.9 any discharge or satisfaction of any lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or payment of any obligation or liability (absolute or contingent), other than in the ordinary course of business, except for the cancellation, on or before the date of this Agreement, of any and all promissory notes (and pledges securing the repayment thereof, e.g. the Norton Pledge) made, executed and delivered to the Holding Company or to the Bank by Townsend, Norton or Park, or of any other indebtedness of Norton to the Holding Company;

                              6.11.10 any declaration or payment of dividends by the Bank on its capital stock and/or any declaration or payment of dividends by the Holding Company on any of its capital stock, i.e., either its Holding Company Common Stock or its Holding Company Preferred Stock;

                              6.11.11 any cancellation or compromise of any material debt or claim, other than in the ordinary course of business or upon payment in full, except for the cancellation, on or before the date of this Agreement, of any and all promissory notes made, executed and delivered to the Holding Company or the Bank by Townsend, Norton or Park, or of any other indebtedness of Norton to the Holding Company;

                              6.11.12 any waiver of any material rights of value, other than in the ordinary course of business or upon payment in full, except for the cancellation, on or before the date of this Agreement, of any and all promissory notes made, executed and delivered to the Holding Company or the Bank by Townsend, Norton or Park;

                              6.11.13 except in the ordinary course of its business, any entering into, or agreeing to enter into, any agreement or arrangement granting any preferential right to purchase any of its assets, properties, or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties, or rights;

                              6.11.14 any entering into of any material transaction, contract, or commitment outside the ordinary course of its business, except for the cancellation, on or before the date of this Agreement, of any and all promissory notes made, executed and delivered to the Holding Company or the Bank by Townsend, Norton or Park;

                              6.11.15 any introduction of any material change with respect to the operation of its business, including, without limitation, its method of accounting (exclusive of changes generally applicable to the banking business or industry such as, without limitation, changes in banking, statutes, rules and regulations, changes in accounting principles, rules and practices and changes in tax laws and regulations, and the prevailing interpretation of any thereof);

                              6.11.16 any receipt of notice or knowledge or reason to believe that any labor unrest exists among any of its employees or that any group, organization or union has attempted to organize any of its employees;

                              6.11.17 any failure to operate its business organization intact and to seek to preserve the goodwill of its customers and others with whom it has business relations;

                              6.11.18 any making of any capital expenditure or capital addition or betterment in excess of $10,000 per project;

                              6.11.19 any making of any loan or discount or entering into a financing lease (A) which has not been made for good, valuable and adequate consideration in the ordinary course of business, and (B) which has not been evidenced by notes or other evidences of indebtedness which are true, genuine and what they purport to be; or

                              6.11.20 any agreement to do any of the foregoing.

                  Section 6.12 Employee Benefit Plans. Unless disclosed in
Exhibit 6.12 hereto:

                              6.12.1 Neither the Holding Company or the Bank maintains nor has maintained, nor has any present or future obligation or liability under, any funded deferred compensation plans (including profit sharing, pension, 401(k), savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than the plans, if any, set forth in Exhibit 6.12 hereto (true and correct copies of which have been delivered to LFC) (the "Benefit Plans").

                              6.12.2 There are no multi-employer plans, as defined in Section 4001(a)(3) of ERISA, to which the Holding Company or the Bank contributes, or under which the Holding Company or the Bank has any present or future obligation or liability.

                              6.12.3 Each of the Benefit Plans which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, and which is intended to be "qualified" within the meaning of Section 401(a) of the Internal Revenue Code of 1986 ("Code") ("Pension Plan"), has been determined by the Internal Revenue Service to be so qualified and neither the Holding Company or Bank is aware of any fact that would adversely affect such qualified status. Each Benefit Plan has been operated and administered in accordance with the requirements of ERISA and the applicable provisions of the Code.

                              6.12.4 With respect to each Benefit Plan for which an annual report has been filed, no material adverse change has occurred with respect to the matters covered by the most recent such annual report, which is included in Exhibit 6.12, since the end of the period covered thereby.

                              6.12.5 None of the Pension Plans (or any pension plan maintained by a trade or business, whether or not incorporated, which is under common control with the Holding Company or the Bank within the meaning of Section 414(b) or (c) of the Code) which are subject to Title IV of ERISA has completely or partially terminated, or been the subject of a reportable event as defined in Section 4043 of ERISA.

                              6.12.6 No proceedings by the Pension Benefit
         Guaranty Corporation to terminate a Pension Plan (or any pension plan maintained by a trade or business, whether or not incorporated, which is under common control with the Holding Company or the Bank within the meaning of Section 414(b) or (c) of the Code) pursuant to Subtitle C of Title IV of ERISA have been instituted or threatened. No liability under Subtitle D of Title IV of ERISA has been incurred by the Holding Company or the Bank with respect to a Pension Plan or a pension plan maintained by a trade or business whether or not incorporated which is under common control with the Holding Company or the Bank within the meaning of Section 414(b) or (c) of the Code.

                              6.12.7 The present value of all accrued benefits (vested and non-vested) under each of the defined benefit pension plans disclosed under Exhibit 6.12 did not, as of the latest valuation date, exceed the then current market value of the assets of such plan allocable to such accrued benefits based upon the actuarial assumptions currently utilized for such plans and as disclosed under Exhibit 6.12, and no accumulated funding deficiency (whether or not waived) exists with respect to any such plan which has been terminated by the Holding Company or the Bank or its predecessors.

                              6.12.8 There has been no prohibited transaction (as is defined in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Benefit Plan. No penalty or tax under Section 402(i) of ERISA or Section 4975 of the Code has been imposed upon the Holding Company or the Bank.

                              6.12.9 There are no pending or, to the knowledge of Shareholders, the Holding Company or the Bank, threatened claims by or on behalf of the Benefit Plans, by any employee or beneficiary covered under the Benefit Plans, or otherwise involving the Benefit Plans which allege a breach of fiduciary duties or violations of other applicable state or federal law which could result in liability on the part of the Holding Company or the Bank or any of the Benefit Plans under ERISA or any other law, nor, to the knowledge of the Holding Company or the Bank, is there any basis for such a claim.

                              6.12.10 The Holding Company and the Bank have complied with all provisions relating to continuation coverage required by Title I, Subtitle B, Part 6 of ERISA.

                  Section 6.13 Forms of Instruments, Etc. The Holding Company and the Bank will make available to LFC, upon request, copies of all standard forms of savings accounts and deposits, notes, mortgages, deed of trust, security agreements and other routine documents of a like nature utilized on a regular and recurring basis by the Holding Company or the Bank in the ordinary course of its business.

                  Section 6.14 Required Reports and Compliance with Laws and Orders. Each of the Holding Company and the Bank has duly filed with the OTS and the FDIC, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and the Holding Company and the Bank have previously delivered or made available to LFC accurate and complete copies of all such reports. In connection with the most recent examinations of the Holding Company and the Bank by the OTS, neither the Holding Company nor the Bank was required to correct or change any action, procedure or proceeding which the Holding Company or the Bank believes has not been corrected or changed as required.

                  Section 6.15 Loans. All loan agreements, notes receivable, borrowing arrangements, and leases ("Loans") made by the Bank as lender, as reflected in the Financial Statements and/or on the books of the Bank, are valid, binding, and enforceable obligations of the respective debtors without any claims or defenses, except as set forth on Exhibit 6.15 hereto and each such Loan which is secured by an interest in real property is secured by a valid and perfected mortgage lien. The Bank's Loans and loan portfolio are in accordance in all material respects with all applicable laws, regulations, orders and policy guidelines other than as disclosed in examination reports or in Exhibit 6.15 hereto. Exhibit 6.15 hereto contains a list of all loan commitments exceeding $100,000 including the name of the borrower, other loans of such borrower held by the Bank and the type of security for the loan. The aggregate reserves for Loans included in the Financial Statements are adequate as of such dates in all respects for all known and/or estimated losses as of such dates (net of recoveries relating to Loans previously charged off) on Loans of the Holding Company and the Bank outstanding as of such date. To the best of the knowledge of the Shareholders, the Holding Company and the Bank, all Loans are bona fide and arose in the ordinary course of business. Except for Loans included in Exhibit 6.15 hereof (which Exhibit shall include the borrower's name, amount of the loan and the number of days, if any, the loan is delinquent), the Holding Company or the Bank is not a party to any written or oral (i) Loan under the terms of which the obligor is more than thirty (30) days in default in payment of principal, interest, or other provisions as of the dates shown thereon; (ii) Loan which has been or may be classified by the examiners for the FDIC or the OTS as "substandard", "doubtful", "loss", "other loans especially mentioned", or any comparable classification used by such agencies; (iii) Loan which has been so classified internally; (iv) Loan by the Bank to any of its directors or officers, or any member of their immediate families (spouse, siblings, children, or parents) or any affiliate or associate (as such terms are defined in the rules and regulations applicable to the Bank) of the foregoing which is more than thirty
(30) days delinquent, or (v) Loans in known violation of any law, regulation, or rule of any governmental authority. Except as noted in Exhibit 6.15, the Bank's documentation for all Loans described in Exhibit 6.15 is substantially in the same form as for its other Loans of similar type.

                  Section 6.16 No Impending Material Adverse Events. Unless disclosed in Exhibit 6.16, as of the date hereof, neither Shareholders, the Holding Company nor Bank has knowledge of any impending loss of business, or of any other presently existing facts or circumstances which would be reasonably likely to have a material adverse effect upon the financial condition, results of operations, business, or prospects of the Holding Company or the Bank, other than changes which are the result of changes in laws or regulations or other factors affecting banking institutions in general.

                  Section 6.17 Books and Records. The minute books of the Holding Company and the Bank each reflect accurately all significant action taken by the shareholders and board of directors (or any committee thereof) of the Holding Company and the Bank.

                  Section 6.18 Regulatory Agreements. Except as disclosed in
Exhibit 6.18 hereto, neither the Holding Company or the Bank is a party to any Assistance Agreement, Supervisory Agreement, supervisory directive, memorandum of understanding, consent order, cease and desist order or condition or any regulatory order or decree with or by the OTS or the FDIC, or any other regulatory agency that restricts the conduct of the business of the Holding Company or Bank or in any manner relates to the capital adequacy, credit policies, ability to pay dividends, net worth or asset management or maintenance of the Holding Company or Bank.

                  Section 6.19 Full Disclosure. None of the information concerning the Holding Company or the Bank contained in this Agreement and the schedules hereto, or in any of the lists, documents or instruments attached hereto or to be delivered by or on behalf of the Holding Company or the Bank as contemplated by any provision of this Agreement, or in any of the applications or documents to be filed with governmental agencies in connection with obtaining requisite approvals for the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, taken as a whole with all other such lists, documents, instruments or other information so furnished in light of the circumstances in which they are made, not misleading.

                  Section 6.20 Investments.

                              6.20.1 Set forth in Exhibit 6.20 hereto is a list of all investment and mortgage-backed and related securities owned by the Holding Company and the Bank indicating the original cost and current market value thereof. Except as disclosed in Exhibit 6.20, since September 30, 1997, no investment or mortgage-backed and related securities have been acquired or disposed of by the Holding Company or the Bank except in the ordinary course of business and the Bank's investments in investment and mortgage-backed and related securities are in accordance in all material respects with all applicable laws, regulations, orders, and policy guidelines.

                              6.20.2 The Holding Company and the Bank have set forth in Exhibit 6.20 a written description as of the date hereof of each real estate development project in which the Holding Company or the Bank has an equity ownership, if any, the amount of funds invested by the Holding Company and the Bank, the appraised value of any real property for which appraisals exist and the carrying value on the books of the Holding Company and the Bank for any such investment and, with respect to each such project which has not been completed, an estimate of the cost of completing such project. The Holding Company and the Bank have made available to LFC true and complete copies of appraisal reports relating to each such project as are available. Exhibit 6.20 also includes a listing of all other real property in which the Holding Company or the Bank has an equity interest and the amount of each such investment. To the best of the Holding Company's and the Bank's knowledge, there are no facts, circumstances or contingencies which exist or which are reasonably likely to occur prior to the Closing (other than general economic conditions and conditions generally affecting real estate) which would require a material reduction under generally accepted accounting principles in the aggregate values of the real estate investments, other real estate owned, joint ventures, and construction loans of the Holding Company or the Bank which reductions are not disclosed or reflected in the Financial Statements, or Exhibit 6.20.

                  Section 6.21 Repurchase Agreements. Unless disclosed in
Exhibit 6.21, with respect to all repurchase agreements pursuant to which the Holding Company or the Bank is a party, (a) where the Holding Company or the Bank has an obligation to resell securities it has either good title to or a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement at the date hereof equals or exceeds the amount of the debt secured by such collateral under such repurchase agreement, and (b) where the Holding Company or the Bank has the obligation to repurchase securities, the value of the collateral securing the Holding Company's or the Bank's obligation does not exceed 100% of the amount of the obligation.

                  Section 6.22 Significant Agreements. Except as set forth in
Exhibit 6.22 hereto, neither the Holding Company nor the Bank is a party to (in its own name or as successor in interest) nor bound by any written or oral:

                              6.22.1 contracts or commitments involving employment, consulting, deferred compensation, profit sharing, pension, bonus, retirement, percentage compensation, incentive compensation, service award, severance payment, employee benefit, or stock option or warrants;

                              6.22.2 leases or licenses with respect to any property, real or personal, as lessor, lessee, licensor, or licensee, except leases of personal property with the Holding Company or the Bank as lessee with rental payments of less than $1,000 per annum in the aggregate;

                              6.22.3 contract or commitment for capital expenditures in excess of $2,000 for any one project;

                              6.22.4 material contract or commitment made other than in the ordinary course of business for the purchase of materials or supplies or for the performance of services for a period extending beyond September 30, 1997;

                              6.22.5 contract or option for the purchase of any real or personal property other than in the ordinary course of business;

                              6.22.6 letter of credit or guarantee agreement;

                              6.22.7 collective bargaining or other agreement entered into with any union or other entity representing employees;

                              6.22.8 contract or commitment to (a) acquire investment securities in excess of $25,000, or (b) to extend credit in excess of $100,000, in each case for any one contract or commitment; or

                              6.22.9 contracts, commitments, or agreements not otherwise described in 6.22.1 - 6.22.8 above made outside the ordinary course of its business, in an amount or with a value of more than $10,000 in the aggregate.

                  The Holding Company and the Bank each has performed in all material respects all material obligations required to be performed by it to date, and is not in default under, and no event has occurred which, with the lapse of time or action by a third party, would result in a default under, any presently outstanding indenture, mortgage, lease, contract, commitment, or agreement to which the Holding Company or the Bank is a party or by which it is bound and which is material or is set forth in Exhibit 6.22 hereto, and each such presently outstanding indenture, mortgage, lease, contract, commitment, or agreement is a valid, legally binding obligation of the Holding Company and the Bank, respectively and the other party or parties thereto.

                  Section 6.23 Insurance. Exhibit 6.23 hereto lists the insurance policies the Holding Company and Bank each has in full force and effect with respect to its respective assets and business. Unless disclosed in
Exhibit 6.23, since January 1, 1997, neither the Holding Company nor the Bank has received any notice of cancellation with respect to any of its insurance policies or bonds, and within the last three years neither the Holding Company nor the Bank has been refused any insurance coverage sought or applied for (except where the refusal of coverage relates to an insurer's ceasing generally to offer a particular type of coverage), and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire.

                  Section 6.24 Transactions with Affiliated Persons. Except as listed in Exhibit 6.24, or elsewhere in this Agreement, no "affiliated persons" or "affiliate" of the Holding Company or the Bank, as those terms are defined in 12 C.F.R. ss. 561.5 and 12 C.F.R. ss. 563.41, respectively, have engaged in any material transactions with either the Holding Company or the Bank or acquired material assets from the Holding Company or the Bank. Neither the Holding Company nor the Bank will permit its "affiliated persons" or "affiliates" to engage in any transaction or acquire any assets except as permitted by applicable law and only upon the same terms and conditions as would be made to non-affiliated persons.

                  Section 6.25 Brokers. Neither Shareholders, the Holding Company nor the Bank has retained or otherwise engaged or employed any broker, finder or any other person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other person, for or on account of such person's acting as a broker, finder or otherwise in connection with this Agreement or the transactions contemplated hereby.

                  Section 6.26 No Default. Neither the Holding Company nor the Bank is in violation of its respective Certificate of Incorporation, Charter or other chartering instrument or By-Laws and neither the Holding Company nor the Bank is in default under and no event has occurred which, with the lapse of time or action by a third party, would result in a default under the terms of (i) any judgment, decree, order, or writ of any agency of any government or court, whether federal, state or local and whether at law or in equity or (ii) any federal, state, or local law or ordinance or any license, permit, rule or regulation of any federal or state or local government agency which default would have a materially adverse affect upon the financial condition, operations, business or prospects of the Holding Company or the Bank.

                  Section 6.27 Hazardous Materials. To the best knowledge of Shareholders, the Holding Company or the Bank, no "Hazardous Materials" (as hereinafter defined) has been disposed of, buried beneath, or percolated beneath the real property, or improvements thereon, owned by the Holding Company or the Bank (the "Real Property"), nor has any Hazardous Materials ever been removed from and stored off-site of the Real Property or any real or personal property securing the Loans. Further, to the best knowledge of Shareholders, the Holding Company or the Bank, there has been no "Release" (as hereinafter defined) of any Hazardous Materials on or from the Real Property or any improvements thereon. The Holding Company and the Bank each is in material compliance with all applicable federal, state and local laws, administrative rulings, and regulations of any court, administrative agency or other governmental or quasi-governmental authority, relating to the protection of the environment (including, but not limited to, laws prohibiting the creation of a public nuisance). Neither Shareholders, the Holding

Company nor the Bank has received notification that it is a potentially responsible party under Section 107 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), or Section 7003 of the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and it has not received notification from any federal, state, or local government, agency, or regulatory body, of a violation. The term "Environmental Laws" for the purposes of this Agreement, shall include, without limitation, the Clean Air Act, 42 U.S.C. ss.7401, et seq.; the Clean Water Act, 33 U.S.C. ss.1251, et seq., and the Water Quality Act of 1981; the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss.136 et seq.; the Marine, Protection, Research and Sanctuaries Act, 33 U.S.C. ss.1401, et seq.; the National Environmental Policy Act, 42 U.S.C. ss.4321, et seq.; the Noise Control Act, 42 U.S.C. ss.4901, et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss.651, et seq.; the RCRA, 42 U.S.C. ss.6901, et seq.; as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq.; CERCLA, 42 U.S.C. ss.9601, et seq., as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning and Community-Right-to-Know Act; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. ss.2601, et seq. and the Atomic Energy Act, 42 U.S.C. ss.2011, et seq., all as may have been amended as of the date of this Agreement, together with their implementing regulations and guidelines as of the date of this Agreement. The term "Environmental Laws" shall also include all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" shall include, without limitation, any hazardous substance, pollutant, or contaminants regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquified natural gas, and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos, polychlorinated biphenyls, and other substances regulated under TSCA; source material; special nuclear material, and by-product materials regulated under the Atomic Energy Act; and industrial process and pollution control wastes to the extent regulated under applicable Environmental Laws. The term "Release" shall have the meaning given to such term in Section 101(22) of CERCLA.

                  Section 6.28 Improper Payments. Neither the Shareholders, or any officer, director, agent or employee of the Holding Company or the Bank, nor, to the knowledge of Shareholders, the Holding Company or the Bank, any other person or entity (including, without limitation, any affiliate of the Holding Company or the Bank) acting on behalf of the Holding Company or the Bank, in any case for which such action may be attributable to the Holding Company or the Bank, has directly or indirectly, on behalf of or with respect to the Holding Company or the Bank, (i) made any political contributions with funds of the Holding Company or the Bank, (ii) made any payment which was not legal to make or which was not legal for the payee to receive, (iii) received any payment which was not legal to receive or which was not legal for the payor to make,
(iv) executed any material transaction or payment which is not properly booked in accordance with generally accepted accounting principles, or (v) had any off-book bank or cash accounts of which the Holding Company or the Bank was the beneficial owner.

                  Section 6.29 Securities Law Matters. The Shareholders hereby acknowledge that the shares of LFC Common Stock to be transferred to the Shareholders pursuant to the Merger and this Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws when issued. Each of the Shareholders represents and warrants to LFC that each Shareholder (i) has reviewed such information as the Shareholder deemed relevant in connection with the acquisition of such securities and (ii) is acquiring such securities for investment purposes only and not with a view to, or in connection with, a distribution thereof.

                                   ARTICLE VII

             REPRESENTATIONS AND WARRANTIES OF LFC AND LOCAL AMERICA

                  LFC and Local America each hereby make the following respective representations and warranties to the Shareholders:

                  Section 7.1 Organization and Standing of LFC and Local America. LFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. LFC has all requisite power and authority (corporate and other) and is duly qualified and licensed and possesses all licenses, franchises, permits and other governmental authorizations necessary to own, lease and operate its assets and properties and to conduct its business as now being conducted, including, without limitation, the full power and authority to issue the shares of LFC Common Stock being issued and delivered to the Shareholders pursuant to Articles I and V, above, in order to effectuate the Merger. Local America is a federally chartered stock savings bank duly organized, validly existing and in good standing under the laws of the United State of America operating pursuant to a federal charter granted by the OTS and has the full power and authority (corporate and otherwise), and is duly qualified and licensed and possesses all licenses, franchises, permits and other governmental authorizations necessary to own, lease and operate its assets and properties and to conduct its business as now being conducted, including, without limitation, the full power and authority to enter into and perform under this Agreement and the transactions contemplated hereby. All approvals, if any, required to be obtained from the Board of Directors or the shareholders of Local America under Local America's Charter and By-Laws or applicable law have been obtained or will be obtained prior to the Closing Date.

                  Section 7.2 Authority. LFC and Local America each has full corporate power and authority to carry out the transactions provided for in this Agreement on the terms and conditions set forth herein. The execution and delivery of this Agreement and the consummation by LFC and Local America, respectively, of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of LFC and of Local America, enforceable against LFC and Local America, respectively, in accordance with its terms, except that the enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. Neither the execution and delivery of this Agreement, nor the consummation by LFC and Local America of the transactions contemplated hereby will violate, conflict with, result in a breach of, or constitute a default under, any terms, condition or provision of (a) the Charter, Certificate of Incorporation, or By-Laws of LFC or Local America, respectively, (b) any agreement or instrument to which

LFC or Local America, respectively, is a party or by which it is bound, or (c) any material order, judgment or decree to which either LFC or Local America is subject.

                  Section 7.3 Brokers. Except for any fees owing by separate agreement to Friedman, Billings, Ramsey & Co., Inc. ("FBR"), conditioned upon successful consummation of the Merger, neither LFC nor Local America has retained or otherwise engaged or employed any broker, finder, underwriter or any other person, or paid or agreed to pay any fee or commission or underwriting fees to any agent, broker, finder or other person, for or on account of such person's acting as a broker or finder or underwriter in connection with this Agreement or the transactions contemplated hereby.

                  Section 7.4 Legal Proceedings. There are no material legal proceedings pending against or affecting, or, to the knowledge of LFC or Local America, threatened against or affecting either LFC or Local America, any of which would prevent LFC or Local America from carrying out its respective obligations under the Agreement.

                  Section 7.5 Consents and Approvals. Except for consents and approvals of or filings or registrations with or notices to the OTS and the FDIC or the expiration of any related applicable waiting periods, no consents or approvals of or filings or registrations with, or notices to any governmental agency, commission or authority are necessary, and no waiting periods related thereto are required to expire, in connection with (i) the execution and delivery by LFC or Local America of this Agreement and (ii) the consummation by LFC or Local America of the transactions contemplated hereby.

                  Section 7.6 No Impending Material Adverse Events. As of the date hereof, neither LFC nor Local America has knowledge of any impending loss of business, or of any other presently existing facts or circumstances which would be reasonably likely to have a material adverse effect upon the financial condition, operations, business, or prospects of LFC or of Local America, respectively.

                  Section 7.7 Full Disclosure. None of the information concerning LFC or Local America contained in this Agreement and the schedules hereto, or in any of the lists, documents or instruments attached hereto or to be delivered by or on behalf of LFC or Local America as contemplated by a provision of this Agreement, or in any of the applications or documents to be filed with governmental agencies in connection with obtaining requisite approvals for the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, taken as a whole with all other such lists, documents, instruments or other information so furnished in light of the circumstances in which they are made, not misleading.

                  Section 7.8 Capitalization of LFC; LFC Common Stock. The authorized capital stock of LFC consists of (i) 25,000,000 shares of LFC Common Stock, par value $0.01 per share, of which 19,700,000 shares were issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of LFC Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of LFC are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any pre-emptive rights. Except for the stock options granted to

Townsend and Norton and the stock warrants granted to FBR, there are no outstanding subscriptions, convertible or exchangeable securities, warrants, options, contracts, calls, or other rights of any kind committing or obligating LFC to issue or sell any issued or unissued shares of its capital stock, or any securities or obligations of any kind convertible into its capital stock. The shares of LFC Common Stock to be issued to each of the Shareholders on the Closing Date in consummation of the Merger and pursuant to this Agreement are duly authorized and, when issued in accordance with the terms of this Agreement on the Closing Date, will be validly issued, fully paid and non-assessable.

                  Section 7.9 Improper Payments. Neither LFC, Local America or any officer, agent or employee of LFC or Local America, nor to the knowledge of LFC or Local America, any other person or entity (including, without limitation, any affiliate of LFC or Local America) acting on behalf of LFC or Local America, in any case for which such action may be attributable to LFC or Local America, has directly or indirectly, on behalf of or with respect to LFC or Local America
(i) made any political contributions with funds of LFC or Local America, (ii) made any payment which was not legal to make or which was not legal for the payee to receive, (iii) received any payment which was not legal to receive or which was not legal for the payor to make, (iv) executed any material transaction or payment which is not properly booked in accordance with generally accepted accounting principles, or (v) had any off-book bank or cash accounts of which LFC or Local America was the beneficial owner.

                  Section 7.10 Securities Law Matters.

                              7.10.1 LFC hereby acknowledges that the Shares which will be transferred to it pursuant to the Merger will not be registered under the Securities Act, or any applicable state securities laws. LFC represents and warrants to the Shareholders that LFC (i) has reviewed such information as LFC has deemed relevant in connection with LFC's acquisition of such securities, and (ii) is acquiring such securities for investment purposes only and not with a view to, or in connection with, a distribution thereof.

                              7.10.2 The Shares of LFC Common Stock to be transferred to the Shareholders pursuant to this Agreement and in consummation of the Merger will not be registered under the Securities Act or any applicable state securities laws. Such securities will be issued to the Shareholders in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and similar provisions of state securities laws.

                  Section 7.11 Capitalization of Local America; Local America Common Stock. The authorized capital stock of Local America consists of 1,000,000 shares of Local America common stock, par value $1.00 per share ("Local America Common Stock"), of which 100,000 shares are issued and outstanding. No preferred stock is authorized. All 100,000 shares of issued and outstanding Local America Common Stock is owned by Local America, Inc., an Oklahoma corporation, the wholly-owned subsidiary of Local Federal, in turn, the wholly-owned bank subsidiary of LFC.

                                  ARTICLE VIII

                 FURTHER COVENANTS AND AGREEMENTS OF THE PARTIES


                  Section 8.1 Conduct of Business. Shareholders, the Holding Company and the Bank jointly and severally warrant and covenant to LFC that between the date hereof and the Closing Date the business of the Holding Company and the Bank shall (except with the prior written approval of LFC), be conducted in accordance with the following:

                              8.1.1 Except as contemplated by this Agreement, neither the Holding Company nor the Bank shall engage in any transaction or incur any obligations except in the ordinary course of business consistent with current business practices and good corporate and banking practices. The Holding Company and the Bank shall each use its best efforts to maintain in effect all approvals, licenses and authorizations from federal and state regulatory bodies and officials and all other rights, approvals and consents required to carry on their respective business as now being conducted.

                              8.1.2 The Holding Company and the Bank shall each use its respective best efforts to maintain and preserve its business organization intact (including, to the extent consistent with good business practice under the circumstances, and pursuant to and in accordance with the previous disclosures made by the Holding Company and the Bank to LFC about appropriate reductions in the staff of the Bank due to the Merger, the retention of its employees) and maintain its relationships and goodwill with deposit account holders, borrowers, employees and others having business relationships with the Holding Company or the Bank so that they will be preserved for LFC on and after the Closing Date.

                              8.1.3 The Holding Company and the Bank shall each be maintained at all times as a corporation duly organized, validly existing and in good standing and shall be qualified to conduct its business as now being conducted in accordance with all applicable laws.

                              8.1.4 The Holding Company and the Bank shall each take all steps reasonably necessary to maintain in force all existing casualty, liability and other insurance policies and fidelity bonds with respect to its business, properties, employees and agents, or replace them with substantially similar policies and bonds providing substantially the same coverage.

                              8.1.5 The Holding Company and the Bank shall each not make any change in their respective methods of accounting or in their respective applications of generally accepted accounting principles from the methods consistently applied throughout the periods covered by the Financial Statements referred to in Section 6.5 of this Agreement, except for changes required by changes in generally accepted accounting principles and changes in applicable regulatory requirements.

                              8.1.6 The Holding Company and the Bank shall each at their expense maintain all of their properties in their present repair, order and condition, ordinary wear and tear excepted.

                              8.1.7 Neither the Holding Company nor the Bank shall (i) amend its respective Certificate of Incorporation, Charter or By-Laws, except as specified herein, or as consented to in advance by LFC, (ii) or merge or consolidate with or into any other corporation,
         (iii) effect any stock split, or change in any manner the rights of the holders of its capital stock or the character of its business or (iv) elect any additional directors or officers.

                              8.1.8 Neither the Holding Company nor the Bank shall redeem or issue any securities or enter into any agreement providing for or granting any option, warrant, call, commitment or agreement of any character relating to the purchase, redemption or issuance of securities of the Holding Company or Bank, nor shall the Holding Company or the Bank declare or pay any cash or stock dividends on any of their respective shares of issued and outstanding capital stock.

                              8.1.9 Neither the Holding Company nor the Bank shall take any action or omit to take any action which to their respective knowledge will cause a material breach of any of their respective contracts, commitments or obligations, including, but not limited to, their respective obligations under this Agreement.

                              8.1.10 Neither the Holding Company nor the Bank will (i) grant any increase in compensation or pay any bonus to any officer or other employee except in the following instances: (x) in the ordinary course of business and in accordance with past practices; (y) except as provided for by contracts in existence as of the date hereof; and (z) except for the $500,000 severance pay fund established by the Bank to pay severance pay benefits in such amounts and to such of those employees of the Bank whose employment is severed by reason of the Merger, (excluding Townsend, Norton and Park), as the Chairman and Chief Executive Officer of the Bank shall deem appropriate, in his sole and absolute discretion, pursuant to the authority granted to him by the Bank's Board of Directors. No bonuses shall be paid by the Holding Company or the Bank to Townsend, Norton or Park other than the cancellation by the Holding Company or the Bank on or before the date of this Agreement, of all promissory notes made, executed or delivered to the Holding Company or the Bank by Townsend, Norton or Park and of any other indebtedness of Norton to the Holding Company; or (ii) enter into, amend or alter any bonus, incentive compensation, profit sharing, stock purchase, stock option, retirement, pension, group insurance, death benefit or other fringe benefit, arrangement or trust agreement for the benefit of officers or other employees of the Holding Company or the Bank, or any employment or consulting agreement, except for the severance pay fund of $500,000 established by the Bank, as described above in this Subsection; or (iii) increase the staff of the Holding Company or the Bank; or (iv) pay any deferred compensation to any of their directors, officers or employees other than the pre-existing obligation of the Bank to pay deferred compensation to Park or Robert Wallace which shall have been fully paid on or before the date of this Agreement.

                              8.1.11 The Holding Company and the Bank shall exercise good faith and use their best efforts to duly comply with all laws and regulations applicable to them and to the conduct of their business, including the Community Reinvestment Act, and all applicable anti-discrimination statutes and regulations regarding employment practices and the extension or denial of credit. the Holding Company and the Bank shall each file all tax returns and pay all taxes required of them and shall not extend or agree to the extension of any statutes of limitations.

                              8.1.12 Without limiting any of the foregoing covenants, the Holding Company and the Bank each shall conduct its business and affairs until the Closing in such manner that all of the representations and warranties contained in Article VI of this Agreement required to be true at such time shall be true at such time, and so that all its agreements and conditions contained in this Agreement to be performed by such time are so performed.

                              8.1.13 Neither the Holding Company nor the Bank shall (i) incur or guarantee any additional borrowings or (ii) pledge any of their assets, except, in each such case in the ordinary course of business and consistent with current business practice, and good corporate and banking practices.

                              8.1.14 Neither the Holding Company or the Bank shall purchase or sell or contract to sell any of their assets except in the ordinary course of business, consistent with their current business practice.

                              8.1.15 Between the date hereof and the Closing Date, neither the Holding Company nor the Bank shall take any of the actions, or allow any of the changes or matters to transpire which are set forth in Section 6.11 of this Agreement.

                  Section 8.2 Access and Information.

                              8.2.1 Consistent with applicable law, the Holding Company and the Bank each will permit LFC, through its designated agents, accountants, counsel, auditors, and other representatives (collectively referred to as "Agents"), to make or cause to be made such investigation of the business, properties and personnel of the Holding Company and the Bank, respectively, as LFC may reasonably deem necessary or advisable prior to the Closing under the circumstances. LFC and its Agents shall, at reasonable times and with reasonable notice given to the Holding Company and the Bank, without unduly interfering with the normal business operations of the Holding Company or the Bank, have full access to the premises and to all the properties, books, contracts, commitments, and records of the Holding Company or the Bank. The Holding Company and the Bank shall, and shall also authorize and direct its auditors, accountants, and counsel, to cooperate with LFC and its Agents in making available to them all financial and other information requested, including, without limitation, providing them with the right to examine all working papers pertaining to audits made and to make copies and extracts thereof, and full and complete access to all information concerning any litigation in which either of them is currently involved. No investigation by or on behalf of LFC under this Section or otherwise will affect any of the representations and warranties of Shareholders, the Holding Company or the Bank under this Agreement.

                              8.2.2 Until the Closing, each of the Parties hereto and their respective employees, agents, accountants, counsel, auditors and other representatives shall keep confidential any information (unless readily ascertainable from public information or sources) obtained from the other party, except as may be required to be disclosed to regulatory authorities, the public or to stockholders in proxy and related materials. If this Agreement is terminated, promptly after such termination all documents, working papers or other written material obtained by one party from the other party in connection with this Agreement shall be returned to the party that provided such material and all additional copies thereof shall be destroyed by the non-providing party.

                              8.2.3 Commencing with the date hereof and continuing until the first to occur of the Closing Date or the termination of this Agreement, the Holding Company and the Bank shall each promptly advise LFC in writing of any matter relating to its respective financial condition, operations, assets, liabilities or business which arises or is discovered after the date of this Agreement, and which if existing or known on the date hereof would have been required to be set forth or described herein or in one of the Exhibits hereto.

                  Section 8.3 Cooperation. The Parties hereto shall cooperate with each other in every way in carrying out the transactions contemplated hereby, in obtaining all required regulatory and any other approvals and authorizations therefor, and in executing and delivering all documents, instruments or copies thereof deemed necessary or useful by either party hereto. LFC shall, at its sole cost and expense, promptly prepare and file such regulatory applications as are necessary to secure all federal approvals necessary to effectuate the transactions contemplated herein and Shareholders, the Holding Company and the Bank shall assist LFC with respect to any applications to be filed with the OTS and the FDIC, provided, that the preparation and expense of all such applications shall be the sole responsibility of LFC. Each party shall have the right to review and approve in advance all characterizations of the information relating to it and made by the other party which appear in any filing made in connection with the transactions contemplated by this Agreement.

                  Section 8.4 LFC to Have No Control of the Holding Company or the Bank Prior to the Closing Date. Prior to the Closing Date, LFC will not control or attempt to exercise control (as that term is defined in the Bank Control Act) of the business or affairs of the Holding Company or the Bank. Prior to the Closing Date, the management and policy control of the Holding Company and the Bank will each reside solely in its officers and directors and the election of directors shall be solely the affair of their respective shareholders.

                  Section 8.5 Employees and Benefits. All employees of the Bank, will, upon the Closing Date, continue as employees of Local America but the continuation of said employment thereafter shall be within the discretion of the officers and directors of Local America, except to the extent otherwise specifically provided in this Agreement.

                  Section 8.6 Agreement Not to Negotiate. As a material inducement to cause LFC to enter into this Agreement, Shareholders, the Holding Company and the Bank each hereby agrees that during the term of this Agreement they will not, either themselves, itself, or through their, or its officers, directors, employees, agents, representatives or others, (a) solicit any other acquisition proposals or negotiate with other persons or entities regarding other acquisition proposals, or (b) provide (except as may be required by law) any non-public information documents or materials to any person or entity (other than LFC), or its agents, in connection with any such proposals. If Shareholders, the Holding Company or the Bank violates this 8.6 in any respect, then, and in such event, LFC shall be entitled to immediately seek the specific performance of this Agreement and Shareholders agree that, in such event, such equitable remedy will be necessary and appropriate for LFC to seek and that a legal remedy of damages would not be adequate.

                  Section 8.7 Combination Agreement. Subject to obtaining the prior approval of the OTS thereto, it is the intention of LFC, immediately upon consummation of the Merger, to cause the Bank to be merged into Local America (the "Bank Merger"), pursuant to the terms and conditions of that certain Combination Agreement, made and entered into this same date by and among LFC, the Holding Company, Bank and Local America, substantially in the form of the copy thereof which is attached to this Agreement as Exhibit "8.7" for ready reference. When and if the requisite approval of the OTS has been obtained to the Merger and the Bank Merger described in this Agreement and in the Combination Agreement, respectively, LFC shall cause the Bank to make, execute and enter into appropriate Articles of Combination with Local America, in fulfillment of the Combination Agreement, and to perform the transactions described therein, and further to execute and enter into such other agreements and documents, which are deemed necessary by LFC or Local America to accomplish the purposes set forth and described in the Combination Agreement. The result of the Combination Agreement, when fully consummated, will be to cause Local America to be the surviving bank and all of the assets and liabilities of the Bank to be owned and operated by Local America. The Holding Company and the Bank will cease to exist.

                  Section 8.8 Registration Rights to be Granted by LFC to Townsend, Von Feldt and Norton. As a material inducement to Townsend, Von Feldt and Norton to enter into this Agreement and consummate the Merger of the Holding Company into LFC and thereby convert their Holding Company Preferred Stock and their Holding Company Common Stock to LFC Common Stock, as provided above in this Agreement, LFC hereby covenants and agrees to accord to all shares of LFC Common Stock acquired by Townsend, Von Feldt and Norton pursuant to the Merger and in fulfillment thereof, the same treatment being accorded to those persons who purchased LFC Common Stock pursuant to that certain Private Placement Memorandum dated August 25, 1997, pursuant to the terms and conditions of that certain Registration Rights Agreement, dated September 8, 1997, entered into by and between LFC, FBR, and the investors who acquired LFC Common Stock pursuant to the aforedescribed Private Placement Memorandum ("Registration Rights Agreement"). Pursuant to the terms and conditions of the Registration Rights Agreement, LFC will cause to be filed with the Securities and Exchange Commission a Shelf Registration Statement providing for the offer and sale of LFC Common Stock and will use its best efforts to cause the Shelf Registration Statement to be declared effective under applicable securities laws as promptly as possible and to keep effective the Shelf Registration Statement for the periods of time described in the Registration Rights

Agreement. LFC hereby agrees that Townsend, Von Feldt and Norton shall be entitled to all of the same rights, benefits and entitlements of the investors and holders of LFC Common Stock which are set forth and contained in the Registration Rights Agreement, as fully as if each of them had been an original party to the Registration Rights Agreement. In turn, Townsend, Von Feldt and Norton each respectively covenant and agree to abide by and fully perform all of the obligations imposed on the "Investors" under the terms and conditions of the Registration Rights Agreement as fully as if they had been an original signatory party thereof. As a result of these covenants, all shares of LFC Common Stock issued to Townsend, Von Feldt and Norton, pursuant to the Merger, shall be included in the Shelf Registration Statement filed by LFC pursuant to the aforesaid Registration Rights Agreement.

                  Section 8.9 Shareholder's Agreements. As a material inducement to LFC to enter into this Agreement, each of the Shareholders covenants and agrees that:

                              8.9.1 Such Shareholder shall, at any meeting (or action by unanimous written consent) of the Holding Company's stockholders called for the purpose, vote, or cause to be voted, all shares of the Holding Company Common Stock held by him (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and against any plan or proposal pursuant to which the Holding Company and/or the Bank is to be acquired by or merged with, or pursuant to which the Holding Company and/or the Bank proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than LFC or any affiliate thereof).

                              8.9.2 Such Shareholder shall not, prior to the consummation of the Merger or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of his shares of the Holding Company Common Stock.

                  Section 8.10 Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, LFC may, with the written consent of the Holding Company, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of the Holding Company and the Bank set forth herein (including, without limitation, restructuring the Bank Merger), provided that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in 9.9 hereof, (ii) the consideration to be paid to the holders of the Holding Company Common Stock and Holding Company Preferred Stock is not thereby changed in kind or reduced in amount as a result of such modification, and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of the LFC set forth in Article IX hereof.

                                   ARTICLE IX

                        CONDITIONS TO OBLIGATIONS OF LFC

                  The obligations of LFC to complete the transactions provided for in this Agreement shall be subject to the complete satisfaction, on or prior to the Closing Date of each of the following conditions precedent, provided that any such condition (other than those set forth in 9.1 below) may be waived by LFC.

                  Section 9.1 Regulatory Approval. To the extent required by applicable law and regulations, (i) all applicable federal regulatory authorities having jurisdiction over the approval of this transaction, to include, without limitation, the FDIC and the OTS, shall have approved this Agreement and the transactions contemplated by this Agreement without the imposition of any condition or conditions which in the reasonable opinion of LFC, are unduly burdensome; (ii) all required notices have been published and all applicable waiting periods, including those under the Hart Scott Rodino Act, have expired.

                  Section 9.2 Performance of Agreements. Shareholders, the Holding Company and the Bank shall have performed all conditions, duties and obligations contained in this Agreement required to be performed by each of them prior to the Closing.

                  Section 9.3 Continued Accuracy of Representations and Warrranties. The representations and warranties of Shareholders, the Holding Company and the Bank set forth in Article VI hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on such date.

                  Section 9.4 Delivery of Shareholders' Closing Certificate. LFC shall have received a certificate, dated the Closing Date, of Shareholders, the Holding Company and the Bank, signed on behalf of the Holding Company by its President and on behalf of the Bank by its President and by its Chief Financial Officer, certifying to the satisfaction of the conditions set forth in s 9.2, 9.3, 9.5, 9.7 and 9.8 of this Article IX to the best of the signers' knowledge after careful investigation (the "Shareholders' Closing Certificate").

                  Section 9.5 Absence of Financial Changes. There shall have been no material adverse change in the operations, business, assets, prospects or financial condition of the Holding Company or the Bank, taken as a whole since September 30, 1997, other than changes which are the result of changes in laws or regulations or other factors affecting banking institutions in general, and except for changes not prohibited by this Agreement.

                  Section 9.6 Opinion of Counsel. LFC shall have received from counsel for Shareholders, the Holding Company and the Bank, an opinion of counsel, dated the Closing Date, substantially in the form set forth in Exhibit
5.3 hereto. In rendering such opinion, counsel for Shareholders, the Holding Company and the Bank may rely upon the opinion of qualified counsel, upon certificates of government officials and officers of the Holding Company and the Bank, provided that such counsel states that such counsel reasonably believes that such counsel and LFC may justifiably rely upon such other opinions and the accuracy of such certificates, and provided further that such other opinions and certificates are delivered to LFC concurrently with such counsel's opinion.

                  Section 9.7 Absence of Litigation. tThere shall not be pending any action in any court of competent jurisdiction seeking to enjoin consummation of the transactions contemplated by this Agreement, or any action which in the opinion of counsel for LFC, after an independent review of readily available facts and applicable law, poses a significant risk of resulting in the divestiture by LFC of the Bank or the Holding Company, or any material portion of the Holding Company's or the Bank's assets, or otherwise threatens to materially impair the value of the assets of the Holding Company and/or the Bank, or the assessment of significant damages if the transactions contemplated by this Agreement are consummated.

                  Section 9.8 Third Party Consents. The Holding Company and the Bank shall have received the consent of all third parties who are subject to agreements with the Holding Company or the Bank and which agreement requires or purports to require the consent of the other or another party thereto to the transactions contemplated by this Agreement.

                  Section 9.9 Tax Opinion. LFC shall have received an opinion addressed to LFC and to the Shareholders and issued by a law firm or accounting firm designated by LFC, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger and the Bank Merger will be treated for federal income tax purposes as part of one or more reorganizations within the meaning of 368 of the Code, and that accordingly:

                              9.9.1 no gain or loss will be recognized by (i) LFC or the Holding Company as a result of the Merger, or (ii) the Bank or Local America as a result of the Bank Merger;

                              9.9.2 no gain or loss will be recognized by the Shareholders who exchange their Holding Company Common Stock and/or Holding Company Preferred Stock for LFC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in LFC Common Stock);

                              9.9.3 the tax basis of the LFC Common Stock received by the Shareholders who exchange all of their Holding Company Common Stock and/or Holding Company Preferred Stock for LFC Common Stock in the Merger will be the same as the tax basis of the Holding Company Common Stock and/or Holding Company Preferred Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

                  Section 9.10 Resignation of Directors and Officers. LFC shall have received the written resignations of all the current members of the Board of Directors and officers of the Holding Company and the Bank (effective on the Closing Date).

                                    ARTICLE X

                   CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS,
                          THE HOLDING COMPANY AND BANK

                  The obligations of Shareholders, the Holding Company and Bank to complete the transactions provided for in this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions precedent by LFC and Local America, provided that any such condition (other than those set forth in 10.3 below) may be waived by Shareholders, the Holding Company and the Bank.

                  Section 10.1 Performance of Agreements. LFC and Local America, respectively, shall have performed all conditions, duties and obligations contained in this Agreement required to be performed by it prior to the Closing Date, and LFC shall be prepared to issue all shares of LFC Common Stock required to be issued to the Shareholders on the Closing Date pursuant to Articles I and V of this Agreement, above.

                  Section 10.2 Continued Accuracy of Representations and Warranties. The representations and warranties of LFC and Local America contained in Article VII of this Agreement shall, be true and correct in all material respects on and as of the Closing Date with the same effect as if made on that date.

                  Section 10.3 Regulatory Approvals. To the extent required by applicable law and regulations, all applicable federal regulatory authorities, if any, to include, without limitation, the FDIC and the OTS, shall have approved this Agreement and the transactions contemplated by this Agreement, without the imposition of any condition or conditions which in the reasonable opinion of Shareholders are unduly burdensome and all applicable waiting periods have expired and all required notices have been published.

                  Section 10.4 Delivery of LFC's Closing Certificate. Shareholders shall have received a certificate, dated the Closing Date, of LFC's Executive Vice President or of any other Vice President, certifying to the satisfaction of the conditions set forth in s 10.1, 10.2 and 10.5 of this
Article X to the best of the knowledge of the Executive Vice President, or any other Vice President, after careful investigation ("LFC's Closing Certificate").

                  Section 10.5 Absence of Litigation. There shall be no pending or threatened litigation or administrative proceeding seeking to restrain, prevent, rescind or change the terms of the transaction contemplated by this Agreement or to obtain damages in connection therewith or any preliminary injunction restraining such transactions.

                  Section 10.6 Tax Opinion. Shareholders shall have received an opinion addressed to LFC and to the Shareholders and issued by a law firm or accounting firm designated by LFC, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger and the Bank Merger will be treated for federal income tax purposes as part of one or more reorganizations within the meaning of 368 of the Code, and that accordingly:

                              10.6.1 no gain or loss will be recognized by (i) LFC or the Holding Company as a result of the Merger, or (ii) the Bank or Local America as a result of the Bank Merger;

                              10.6.2 no gain or loss will be recognized by the Shareholders who exchange their Holding Company Common Stock and/or Holding Company Preferred Stock for LFC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in LFC Common Stock);

                              10.6.3 the tax basis of the LFC Common Stock received by the Shareholders who exchange all of their Holding Company Common Stock and/or Holding Company Preferred Stock for LFC Common Stock in the Merger will be the same as the tax basis of the Holding Company Common Stock and/or Holding Company Preferred Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

                  Section 10.7 Opinion of Counsel. Shareholders shall have received from counsel to LFC an opinion of counsel, dated the Closing Date, substantially in the form set forth in Exhibit 5.2 hereto. In rendering such opinion, counsel for LFC may rely upon the opinion of qualified counsel, upon certificates of government officials and officers of LFC, provided such counsel states that such counsel reasonably believes that such counsel and LFC may justifiably rely upon such other opinions and the accuracy of such certificates, and provided further that such other opinions and certificates are delivered to the Shareholders concurrently with such counsel's opinion.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER


                  Section 11.1 Termination by Mutual Consent. This Agreement may be terminated prior to the Closing Date by the mutual written consent of all Parties hereto.

                  Section 11.2 Termination by Any Party. This Agreement may be terminated by either LFC or Shareholders twenty (20) or more days after receipt of notice of final denial by any regulatory authority having jurisdiction of the transactions contemplated hereby.

                  Section 11.3 Termination by LFC. LFC may terminate this Agreement by giving written notice to Shareholders, the Holding Company or the Bank (i) if any condition in Article IX hereof which must be fulfilled shall not have been fulfilled on or before the date specified for the fulfillment thereof; provided, however, that such notice shall include a statement of the grounds thereof and Shareholders, the Holding Company or the Bank shall have twenty (20) days thereafter to cure the events or conditions cited in such notice (to the extent curable) and if Shareholders, the Holding Company or the Bank cures the events or conditions giving the rise to such grounds to the satisfaction of LFC, LFC shall not have any right to terminate this Agreement based upon such specified events or conditions. If LFC does elect to terminate this Agreement, pursuant to this provision, and Shareholders, the Holding Company or Bank are unable to timely cure their default or breach within the said twenty (20) day period, then, in such event, this Agreement shall be null, void and of no force and effect and none of the Parties hereto shall have any further rights, duties or liabilities hereunder unless otherwise expressly provided in this Agreement.

                  Section 11.4 Termination by Shareholders, the Holding Company or Bank. Termination by Shareholders, the Holding Company or Bank. Shareholders may terminate this Agreement by giving written notice to LFC if any condition in
Article X hereof which must be fulfilled before Shareholders, the Holding Company or Bank is obligated to consummate the transactions contemplated hereby shall not have been fulfilled on or before the date specified for the fulfillment thereof; provided, however, that such notice shall include a statement of the grounds thereof and LFC shall have twenty (20) days thereafter to cure the events or conditions cited in such notice (to the extent curable) and if LFC cures the events or conditions giving rise to such grounds, Shareholders shall not have any right to terminate this Agreement based upon such events or conditions. If Shareholders do elect to terminate this Agreement, pursuant to this , and LFC is unable to timely cure its breach or default within said twenty (20) day period of time, then, and in such event, this Agreement shall become null, void and of no further force and effect, and none of the Parties hereto shall have any further rights, duties or liabilities hereunder, unless otherwise expressly provided in this Agreement.

                  Section 11.5 Termination by Expiration. If the transactions contemplated by this Agreement have not been consummated prior to July 31, 1998, any party hereto may elect to terminate this Agreement by giving written notice to the other party hereto; provided that this right to terminate shall not be available to any party hereto whose failure to perform an obligation under the Agreement has been the cause of, or has resulted in, the failure of the transactions contemplated herein to be consummated by July 31, 1998.

                  Section 11.6 Amendment. This Agreement may be amended or modified in whole or in part at any time by an agreement in writing executed by all of the Parties hereto.

                  Section 11.7 Waiver. At any time prior to the Closing Date, any party to this Agreement may, on their own behalf:

                              11.7.1 waive any inaccuracies in the
         representations and warranties by the other party contained herein or in any document delivered by the other party pursuant hereto; or

                              11.7.2 waive compliance by the other party with the covenants, agreements or conditions contained herein.

                  Any agreement to such waiver shall be valid only if set forth in an instrument in writing executed by a duly authorized officer or representative of the party granting such waiver.

                                   ARTICLE XII

                      GENERAL AND MISCELLANEOUS PROVISIONS



                  Section 12.1 Confidentiality.


                              12.1.1 LFC and Local America acknowledge and agree that the information to be provided by the Shareholders, the Holding Company or the Bank to LFC and Local America under this Agreement and with regard to the transaction contemplated by this Agreement will contain information, reports and financial data which are confidential in nature and the property of Shareholders, the Holding Company or the Bank, as the case may be (the "Confidential Information"). Accordingly, LFC and Local America each agree that they, and any of their respective directors, officers, attorneys, accountants, employees or other agents that are given access to the Confidential Information, agree to be bound by the terms and provisions of this 12.1 of the Agreement. In consideration of the Shareholders, the Holding Company and the Bank providing LFC and Local America with the Confidential Information, LFC and Local America agree to keep the Confidential Information in strict confidence, except as otherwise provided by this Agreement, and in order to maintain its confidentiality, LFC and Local America agree that they will not use or allow the use for any purpose of any Confidential Information other than in connection with preparing, evaluating and performing the transaction to be consummated pursuant to this Agreement. LFC and Local America will not disclose or allow disclosure to others of any of the Confidential Information, except as provided herein and except to officers, employees, directors, attorneys, accountants or agents of LFC or Local America who are actively and directly participating in LFC's or Local America's work in connection with the consummation of the transaction contemplated by this Agreement and LFC and Local America will each use its best efforts to cause all such officers, employees, directors, attorneys, accountants or agents to observe the terms of this section. Finally, LFC and Local America agree not to make or allow to be made copies of any of the Confidential Information except as necessary to perform the work to be performed by LFC and Local America in conjunction with its evaluating and consummating the transaction contemplated by this Agreement. Both LFC, Local America and Shareholders agree to also keep in strict confidence all terms and provisions of this Agreement.

                              12.1.2 The provisions of this 12.1 shall be inoperative as to particular portions of the Confidential Information if such information (i) becomes generally available to the public other than as a result of a disclosure by LFC, Local America, or their respective officers, directors, attorneys, accountants, employees or agents; (ii) was available to LFC or Local America on a non-confidential basis prior to its disclosure to LFC or Local America by the Shareholders, the Holding Company or the Bank, or their respective officers, employees, directors, agents, advisors or representatives; (iii) becomes available to LFC or Local America on a non-confidential basis from a source other than the Shareholders, the Holding Company or the Bank, or their respective officers, employees, directors, agents, advisors or representatives, unless LFC or Local America knows, after due inquiry, that such source is not entitled to make the disclosure of such information to it; or (iv) is disclosed to the OTS or FDIC, or any other federal regulatory authority having jurisdiction over LFC, Local America, the Holding Company or the Bank, upon a proper and valid request being made therefor by such agency. The provisions of this 12.1 shall be binding upon LFC and Local America and their respective directors, officers, employees, accountants, attorneys and agents for a period of one (1) year from September 30, 1997, or until the Closing Date, if the transaction contemplated by this Agreement is consummated, whichever shall first occur. If LFC or Local America is requested by any court or governmental agency or authority to disclose any of the Confidential Information, then it will provide Shareholders, the Holding Company and the Bank with prompt notice of such request or requirement. The Shareholders, the Holding Company or the Bank may then either seek appropriate protective or other injunctive relief from all or part of such request or requirement or waive LFC's or Local America's compliance with the provisions of this 12.1 pertaining to the Confidential Information so sought with respect to all or any part of such request or requirement to produce such Confidential Information. If, after the Shareholders, the Holding Company or the Bank has had a reasonable opportunity to seek such protective or injunctive relief, the Shareholders, the Holding Company or the Bank has failed to obtain such relief, and, in the opinion of LFC's counsel, LFC or Local America believes it is legally compelled to disclose any of the Confidential Information to such court, agency, arbitrator or authority, then LFC or Local America may disclose that portion of the Confidential Information which its counsel advises it that it is so compelled to disclose. In no event will LFC or Local America oppose any action by either Shareholders, the Holding Company or the Bank to obtain injunctive or other appropriate protective relief and/or other reliable assurance that confidential treatment will be accorded to the Confidential Information disclosed to such court, agency, arbitrator or other authority.

                  Section 12.2 Entire Agreement. The terms and conditions of this Agreement (i) constitute the entire agreement and understanding between LFC, Local America and the Shareholders, the Holding Company and the Bank, (ii) supersede all prior agreements and understandings, written or oral, between LFC, Local America, Shareholders, the Holding Company and the Bank, and (iii) may not be modified or amended except by an instrument mutually executed and delivered by LFC, Local America, Shareholders, the Holding Company and the Bank.

                  Section 12.3 Governing Law. The terms and conditions of this Agreement shall be governed by and construed in accordance with federal law, to the extent applicable, and otherwise by the laws and decisions of the State of Oklahoma.

                  Section 12.4 Notices. Any notice or other communication required or permitted under this Agreement, or convenient to LFC, Local America or the Shareholders, the Holding Company or the Bank in the consummation of the transactions contemplated hereby, shall be deemed delivered (i) three (3) days after deposited in a receptacle of the United States Postal Service, as registered or certified mail, return receipt requested, postage prepaid, (ii) when sent by electronic facsimile transmission (if receipt is verified), (iii) when personally delivered, or (iv) the following day when received by an overnight courier service (which obtains a receipt evidencing delivery) and shall be addressed as follows:

(a)   If to the Shareholders, the
      Holding Company or the Bank:       Edward A. Townsend, Chairman of
                                         the Board of Directors
                                         Green Country Banking Corporation and
                                         Green Country Bank, FSB
                                         123 East Central
                                         Miami, Oklahoma   74354
                                         Telephone:        (918) 542-4411
                                         Facsimile:        (918) 540-1852

      with a copy to:                    Michael R. Ford, Esq.
                                         Fellers, Snider, Blankenship,
                                           Bailey & Tippens
                                         Bank One Tower
                                         100 N. Broadway, Suite 1700
                                         Oklahoma City, Oklahoma   73102-8820
                                         Telephone:  (405) 232-0621
                                         Facsimile:  (405) 232-9659

(b)   If to LFC or                       LOCAL FINANCIAL CORPORATION and
      Local America:                     LOCAL AMERICA BANK OF TULSA, F.S.B.
                                         3601 N. W. 63rd Street
                                         Oklahoma City, Oklahoma   73116
                                         Attention:  Robert L. Vanden, Vice
                                           Chairman of the Board
                                         Telephone:  (405) 841-2100
                                         Facsimile:  (405) 841-2289

      with a copy to:                    Norman B. Antin, Esq.
                                         Jeffrey D. Haas, Esq.
                                         Elias, Matz, Tiernan & Herrick
                                         734 15th Street, N.W.
                                         Washington, D. C.  20005
                                         Telephone:  (202) 347-0300
                                         Facsimile:  (202) 347-2172


                  Section 12.5 Successors. The terms and conditions hereof shall be binding upon and inure to the benefit of the respective successors, assigns, heirs and personal representatives of the Shareholders, the Holding Company, the Bank, LFC and Local America.

                  Section 12.6 Attorney Fees, Costs and Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall pay its own respective legal and accounting fees and all other expenses and fees incurred by it in connection with the transactions contemplated by this Agreement. Provided, however, to the extent there are any closing costs associated with the closing of the transaction contemplated by this Agreement, those shall be paid solely by LFC. Should either LFC or the Shareholders employ an attorney or attorneys to enforce any of the terms and conditions hereof, or to protect any right, title or interest created or evidenced hereby, the non-prevailing party in any action pursued in courts of competent jurisdiction shall pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred by the prevailing party.

                  Section 12.7 Press Releases and Public Statements. No party to this Agreement shall make, issue or release any public announcement, statement or acknowledgement of the existence of, or publicly reveal the terms, conditions or the status of, the transactions provided for herein without first obtaining the consent to such announcement, statement, acknowledgement, or revelation from the other Parties hereto, provided, however, that any of the Parties herein may make any such release or announcement which, in the opinion of counsel for LFC, is necessary or appropriate for such party to make in order to comply with applicable laws or regulations.

                  Section 12.8 Survival of Representations and Warranties; Indemnification. The representations, warranties, covenants, agreements and indemnities made by Shareholders, the Holding Company and the Bank in this Agreement shall survive the Closing Date hereunder for a period of three (3) years, and shall also survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal, or inspection at any time made by or on behalf of LFC. The Shareholders each agree to indemnify, defend and hold harmless LFC and its Board of Directors from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements asserted against, imposed upon or incurred by LFC, or its Board of Directors, directly or indirectly, by reason of or resulting from any misrepresentation or breach of Shareholders', the Holding Company's or Bank's representations and warranties or non-compliance with covenants, conditions, agreements or undertakings of Shareholders, the Holding Company or the Bank contained in or made pursuant to the provisions of this Agreement. LFC shall have the right, but not the obligation, to undertake or continue the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter which gives rise to an indemnification claim by LFC against Shareholders under the provisions of this , or other matter covered hereby, all on behalf of Shareholders.

                  Section 12.9 Assignment and Legal Effect. None of the Parties to this Agreement may assign any of their respective rights, obligations or duties under this Agreement to any other person without the prior written consent of all other Parties hereto. Any assignment in contravention of this provision shall be void. Anything in this Agreement to the contrary notwithstanding, the Parties hereto shall not be required to take any action under this Agreement which is found by the final decision of appropriate federal or state governmental authorities to be inconsistent or in conflict with applicable federal or state laws or regulations pertaining to any of the Parties hereto.

                  Section 12.10 No Third-Party Beneficiaries. Execution of this Agreement by the Parties hereto is not intended to and does not confer any benefits or rights on (contractually or otherwise) any person or entity not a party to this Agreement.

                  Section 12.11 Time. Time is of the essence to the performance of the terms and conditions of this Agreement, provided, however, that if the final date of any period which is set for a time provision under this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States of America or the State of Oklahoma, in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

                  Section 12.12 Severability. If any of the terms and conditions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other of the terms and conditions hereof and the terms and conditions hereof shall be thereafter construed as if such invalid, illegal or unenforceable term or conditions had never been contained herein.

                  Section 12.13 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute one and the same instrument.

                  Section 12.14 Additional Acts. In addition to the acts and deeds recited herein and contemplated hereby to be performed, executed and/or delivered by LFC, Local America, the Shareholders, the Holding Company or the Bank, LFC, Local America and Shareholders, the Holding Company and the Bank each hereby agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing hereunder and thereafter any and all such further acts, deeds and assurances as LFC or the Shareholders may reasonably require to (i) invest in LFC or Local America the ownership of and title to the Holding Company and the Bank, and (ii) to consummate transactions contemplated by this Agreement.

                  Section 12.15 Headings. The headings herein are for reference purposes only and shall not affect the meanings or interpretation of the terms and conditions of this Agreement.

                  Section 12.16 Interpretation. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter, and vice-versa.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered one to the other by the Shareholders, the Holding Company and the Bank, and LFC and Local America on the date first recited, effective as of the date last executed by any party hereto.



SHAREHOLDERS:

                                         ___________________________________
                                         EDWARD A. TOWNSEND, an Individual



                                         ____________________________________
                                         JAN A. NORTON, an Individual

                                         ___________________________________
                                         DeWAYNE R. VON FELDT, an Individual


THE HOLDING COMPANY:                     GREEN COUNTRY BANKING CORPORATION,
                                          an Oklahoma corporation



                                         By:________________________________
                                         Name:  EDWARD A. TOWNSEND
                                         Title: President and Chief Executive
                                                Officer
                                         Date:_______________________________

BANK:                                    GREEN COUNTRY BANK, FSB,
                                         a federally chartered stock savings
                                         bank



                                         By:________________________________
                                         Name:  JAN A. NORTON
                                         Title: President
                                         Date:______________________________

LOCAL AMERICA:                           LOCAL AMERICA BANK OF TULSA, F.S.B.,
                                         a federally chartered stock savings
                                         bank



                                         By:________________________________
                                         Name:  RICHARD L. PARK
                                         Title: Executive Vice President and
                                                Chief Financial Officer
                                         Date:______________________________


LFC:                                     LOCAL FINANCIAL CORPORATION,
                                         a Delaware corporation



                                         By:________________________________
                                         Name:  RICHARD L. PARK
                                         Title: Executive Vice President and
                                                Chief Financial Officer
                                         Date:______________________________